SOLICITATION, OFFER AND AWARD

1. THIS CONTRACT IS A RATED ORDER UNDER DPAS (15 CFR 700)	RATING DO A1	PAGE 1	OF PAGES 53

2. CONTRACT NO.	3. SOLICITATION NO.	4. TYPE OF SOLICITATION	5. DATE ISSUED	6. REQUISITION/PURCHASE NO.
	W91CRB-06-R-0008	[ ] SEALED BID (IFB) [X] NEGOTIATED (RFP)	23 Mar 2006	V604B060210030

7. ISSUED BY CODE W91CRB
US ARMY RDECOM ACQ CTR - W91CRB
UNIQUE MISSIONS DIVISION
ATTN: AMSRD-ACC-U
4118 SUSQUEHANNA AVENUE
ABERDEEN PROVING GROUND MD 21005-3013
TEL:
FAX:

8. ADDRESS OFFER TO (If other than Item 7) CODE
See Item 7
TEL:
FAX:

NOTE: In sealed bid solicitations "offer" and "offeror" mean "bid" and "bidder".

SOLICITATION

9. Sealed offers in original and _____ copies for furnishing the supplies or services in the Schedule will be received at the place specified in Item 8, or if handcarried, in the depository located in __________ until _____ (Hour) local time _____ (Date)

CAUTION - LATE Submissions, Modifications, and Withdrawals: See Section L, Provision No. 52.214-7 or 52.215-1. All offers are subject to all terms and conditions contained in this solicitation.

10. FOR INFORMATION CALL:	A. NAME	B. TELEPHONE (Include area code) (NO COLLECT CALLS)	C. E-MAIL ADDRESS
	DAVID T. CULP	410-278-5033	david.culp@apg.army.mil

11. TABLE OF CONTENTS

(X)	SEC.	DESCRIPTION	PAGE(S)	(X)	SEC.	DESCRIPTION	PAGE(S)
		PART I - THE SCHEDULE				PART II - CONTRACT CLAUSES	
X	A	SOLICITATION/ CONTRACT FORM	1	X	I	CONTRACT CLAUSES	35 - 39
X	B	SUPPLIES OR SERVICES AND PRICES/ COSTS	2 - 4			PART III - LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACHMENTS	
X	C	DESCRIPTION/ SPECS./ WORK STATEMENT	5 - 27	X	J	LIST OF ATTACHMENTS	40
X	D	PACKAGING AND MARKING	28			PART IV - REPRESENTATIONS AND INSTRUCTIONS	
X	E	INSPECTION AND ACCEPTANCE	29	X	K	REPRESENTATIONS, CERTIFICATIONS AND OTHER STATEMENTS OF OFFERORS	41 - 51
X	F	DELIVERIES OR PERFORMANCE	30				
X	G	CONTRACT ADMINISTRATION DATA	31	X	L	INSTRS., CONDS., AND NOTICES TO OFFERORS	52 - 53
X	H	SPECIAL CONTRACT REQUIREMENTS	32 - 34		M	EVALUATION FACTORS FOR AWARD	

OFFER (Must be fully completed by offeror)

NOTE: Item 12 does not apply if the solicitation includes the provisions at 52.214-16, Minimum Bid Acceptance Period.

12. In compliance with the above, the undersigned agrees, if this offer is accepted within _____ calendar days (60 calendar days unless a different period is inserted by the offeror) from the date for receipt of offers specified above, to furnish any or all items upon which prices are offered at the price set opposite each item, delivered at the designated point(s), within the time specified in the schedule.

13. DISCOUNT FOR PROMPT PAYMENT (See Section I, Clause No. 52.232-8)

14. ACKNOWLEDGMENT OF AMENDMENTS (The offeror acknowledges receipt of amendments to the SOLICITATION for offerors and related documents numbered and dated):	AMENDMENT NO.	DATE	AMENDMENT NO.	DATE
	0001	28 Mar 2006		

15A. NAME AND ADDRESS OF OFFEROR CODE 1PNQ8 FACILITY
AeroGroup Inc.
5501 Airport Dr.
Denison, TX. 75020

16. NAME AND TITLE OF PERSON AUTHORIZED TO SIGN OFFER (Type or print)
Mark Daniels, CEO

15B. TELEPHONE NO (Include area code)
903-786-5300

15C. CHECK IF REMITTANCE ADDRESS IS DIFFERENT FROM ABOVE - ENTER SUCH ADDRESS IN SCHEDULE. ☐

17. SIGNATURE

18. OFFER DATE
23 Mar 2006

AWARD (To be completed by Government)

19. ACCEPTED AS TO ITEMS NUMBERED

20. AMOUNT

21. ACCOUNTING AND APPROPRIATION

22. AUTHORITY FOR USING OTHER THAN FULL AND OPEN COMPETITION:
☐ 10 U.S.C. 2304(c)( ) ☐ 41 U.S.C. 253(c)( )

23. SUBMIT INVOICES TO ADDRESS SHOWN IN (4 copies unless otherwise specified) ITEM

24. ADMINISTERED BY (If other than Item 7) CODE

25. PAYMENT WILL BE MADE BY CODE

26. NAME OF CONTRACTING OFFICER (Type or print)
TEL: EMAIL:

27. UNITED STATES OF AMERICA
(Signature of Contracting Officer)

28. AWARD DATE

IMPORTANT - Award will be made on this Form, or on Standard Form 26, or by other authorized official written notice.

Section B - Supplies or Services and Prices

ITEM NO	SUPPLIES/SERVICES	MAX QUANTITY	UNIT	UNIT PRICE	MAX AMOUNT
0001		2,400	Hours	10,350.00	$24,840,000.00

Flight Training Services

T&M

F-16 Aircraft, Certified Pilot and Aircrew Support Services in support of the Georgia Air National Guard. The contractor shall provide Aircrew Training support of the U.S. Department of Defense and NATO Allies located at the Townsend Range and Savannah Combat Readiness Training Center in accordance with the statement of work in Section C. Recommendations regarding preparation of the cost proposal are include elsewhere in Section B of this solicitation.

FOB: Destination

PURCHASE REQUEST NUMBER: V604B060210030

TOT MAX PRICE	$24,840,000.00
CEILING PRICE	$24,840,000.00

ITEM NO	SUPPLIES/SERVICES	MAX QUANTITY	UNIT	UNIT PRICE	MAX AMOUNT
0002		UNDEFINED			

Contract Data

T&M

Contract Data in accordance with the DD Form 1423 Contract Data Requirements List attached to the solicitation. The contractor will prepare contract data requested by the statement of work for the order in accordance with the DD Form 1423 requirements and instructions. Costs for this effort will be included in the price of CLIN 0001 for the respective order. Effort under this CLIN is NOT SEPARATELY PRICED.

FOB: Destination

TOT MAX PRICE

CEILING PRICE

ITEM NO	SUPPLIES/SERVICES	MAX QUANTITY	UNIT	UNIT PRICE	MAX AMOUNT
0003		150,000	Lot	150,000.00	$150,000.00

Travel in Spt of Flight Training Svcs

T&M

Travel as required to complete the effort described in the statement of work. The contractor shall limit travel expenses to those authorized by the Joint Travel Regulations to the maximum practical extent. All travel must be approved in advance by the COR. The contractor must include supporting information for travel charges with the vouchers that are subject to approval by the COR. The value of this CLIN is the estimated value of travel to be included on orders under the contract.

FOB: Destination

TOT MAX PRICE	$150,000.00
CEILING PRICE	$150,000.00

ITEM NO	SUPPLIES/SERVICES	MAX QUANTITY	UNIT	UNIT PRICE	MAX AMOUNT
0004		75,000	Lot	75,000.00	$75,000.00

Materials in Spt of Flight Training Svcs

T&M

Materials and additional services as required to complete the effort described in the statement of work. The contractor must include supporting information for travel charges with the vouchers that are subject to approval by the COR. The value of this CLIN is the estimated value of materials to be included on orders under the contract. Typical materials under this CLIN could include spare parts, parachutes, fluids for engine subsystems, batteries, etc.

FOB: Destination

TOT MAX PRICE	$75,000.00
CEILING PRICE	$75,000.00

ITEM NO	SUPPLIES/SERVICES	MAX QUANTITY	UNIT	UNIT PRICE	MAX AMOUNT
0005		300,000	Lot	300,000.00	$300,000.00

Fuel in Spt of Flight Training Svcs

T&M

Aircraft fuel as required to complete the effort described in the statement of work. The contractor must include supporting information for travel charges with the vouchers that are subject to approval by the COR. The value of this CLIN is the estimated value of fuel to be included on orders under the contract.

FOB: Destination

TOT MAX PRICE	$300,000.00
CEILING PRICE	$300,000.00

Section C - Descriptions and Specifications

SOW - F-16 FLIGHT TRAINING

GHR CASU Tracking # V604B0

STATEMENT OF WORK (SOW)

Townsend Range-Savannah Combat Readiness Training Center
PO Box 220
Townsend, GA 31331

Aircraft and Personnel Support for CRTC

1. INTRODUCTION

1.1. The GHR CASU and its affiliated members have the responsibility for acquiring administrative, professional, and or technical services in the execution of their broad and diverse mission to facilitate inter-governmental operational requirements.

1.2. Supported Activity: Townsend Range and the Savannah Combat Readiness Training Center (CRTC) supports training of the United States (ANG) Air National Guard, (US) Army, US Air Force, US Navy, and other US agencies. Inherent in these missions and functions is the capability to coordinate and present a variety of threats, which are representative of airborne, ground, and maritime Electronic Warfare, Electronic Attack, and target simulations. The aircraft services for CRTC were previously provided by the ANG and USAF. Due to the downsizing of the US militaries and the conflict in IRAQ, it is becoming more difficult for CRTC to ensure that the required assets are available. Without dedicated services the training provided to the organization that visit CRTC will increasingly received lower quality training.

2. BACKGROUND

The Contractor shall provide services, as set forth in the contract, in support of system-level tests, i.e. one-on-one engagements and system-on-system level engagements; and/or, multi-platforms supporting integrated service, multi-service and multi-national tests, interdiction, and training activities. Specifically, the contractor shall provide services to support operational, test and evaluation, and training missions such as, but not limited to: Electronic Attack, Electronic Protect, and Electronic Support; airborne, ground, and maritime threat simulation/emulation; weapon system simulation; threat representative aerial target presentations; air, ground, sea interdiction; and other asset services support for designated Test and Evaluation, training programs, certification of equipment and personnel, and those activities in support of the operation of the at Townsend Range and the Savannah CRTC. The Townsend Range and the Savannah CRTC expects that 800-1000 hours will be required to meet the requirements of its customers.

3. DESCRIPTION/SCOPE/OBJECTIVE

3.1. The purpose of this order is to provide the necessary level of administrative, professional, and technical support required to facilitate the overall objectives of the Townsend Range and the Savannah Combat Readiness Training Center (CRTC) and its members/detachments/units. The Contractor shall provide all personnel, equipment, certifications and/or licenses, clearances, administration, and all else that is required to provide

commercial aerospace services in support of Townsend Range and the Savannah CRTC requirements as set forth herein, except that which has been identified in individual Task Orders to be Government provided. Contractor provided services include, but are not limited to, provision of F-16 flight hours required to meet customer requirements. Services will typically be required on a per-event/per-task basis. The Contractor shall provide and maintain office space, hangar space, and/or maintenance space as required executing the requirements of each Task Order awarded hereunder. In addition to the above, the Contractor may be required to maintain and/or operate Government-Furnished aircraft.

3.2 The contractor shall provide those services, personnel, materials, and related equipment to perform the work delineated herein.

3.2. This is a requirements type contract. All items and funding therefore will be set forth in each individually awarded Task/Delivery Order. The government guarantees no minimum quantities and does not warrant that Task or part thereof will be ordered under each contract period. The contractor will only be reimbursed for hours/costs/rates ordered under individually negotiated and awarded task/delivery orders. No minimum quantities are guaranteed.

3.3. Estimated Work Requirement: For the purposes of indicating scope of work only, the Government estimate for the work to be performed in the period of performance of this SOW is included below. This estimate is the Government's interpretation of the requirement and is not intended to be binding on either party or to be the only possible solution to the requirement. The hours to be performed may vary over the course of the period of performance.

3.4.

Skill Level	Qty FTE	Flight Hours
F-16 Aircraft	21 Aircraft	2400

3.5. Best Effort. The contractor shall perform the specified work in this task order to the best of their abilities while staying within the awarded ceiling price. This effort includes providing required personnel who are qualified, sufficiently trained, and properly supervised following accepted industry best practices and methodologies. The effort is further characterized by endeavoring to use effective and efficient methods and demonstrating sound cost control.

4. DEFINITIONS AND APPLICABLE DOCUMENTS

4.1 Definitions

1. 14 CFR: Federal Aviation Regulations. It has been determined that the use of 14 CFR is preferable to FAR as an Abbreviation for "Federal Aviation Regulations" in that it precludes confusion with necessary references throughout the contract of Federal Acquisition Regulations, which is abbreviated as "FAR".
2. Aborted Mission: An unsuccessful mission caused by Contractor-furnished equipment malfunction, Contractor personnel, or other Contractor error. Aborts that exceed 10% of the sorties listed on the flight schedule (schedules for CONUS and OCONUS) in use on the first day of the month of flying, by Type and by month, will be deducted from the Guaranteed Hours for the affected Type of mission.
3. Actual En route Time: Logged takeoff time to landing time, minus actual on-station time.
4. Add-On: A mission added at the initiation of the Government after the initial schedule has been published must be approved by the appropriate program manager. The Contractor may choose whether or not to perform an add-on mission if the Government provides less than 72 hours notice.
5. Allowable Flight Delays: Allowable in-flight delays include FAA air traffic control delays, weather delays, or other similar delays not directly within the control of the Contractor.

6. Billable Flight Time: Aircraft flight operations from take off to five minutes after final landing, measured to the nearest one tenth of an hour, computed using Air Force standards. Rounding to the nearest 5 minutes is not allowed.
7. Air Force Standard Hours and Minutes to Tenths Conversions:

01 THRU 02 MIN	= = .0 HR
03 THRU 08 MIN	= = .1 HR
09 THRU 14 MIN	= = .2 HR
15 THRU 20 MIN	= = .3 HR
21 THRU 26 MIN	= = .4 HR
27 THRU 33 MIN	= = .5 HR
34 THRU 39 MIN	= = .6 HR
40 THRU 45 MIN	= = .7 HR
46 THRU 51 MIN	= = .8 HR
52 THRU 57 MIN	= = .9 HR
58 THRU 60 MIN	= = NEXT WHOLE HOUR

8. Block Time: The approximate time of the scheduled airspace.
9. Contractor's Normal Hub Locations: Locations that have been agreed to by the Government as well as the Contractor as sites for the Contractor to normally maintain his aircraft and base his maintenance personnel.
10. Deployment/Operation: "Deployments" are conducted entirely at airports remote from the Contractor's home base; whereas, "operations" may include flights or missions supported out of the Contractor's home base.
11. Electronic Attack (EA): Active or passive jamming of surveillance or airborne fighter, and US Navy Surface Combatant radars. EA equipment will be used to provide ANG, USAF and Navy personnel electronic attack (EA) training.
12. Expendable: Items such as chaff and live fire targets, cable, and associated accessories. These items will be considered reimbursable items to the contractor.
13. FAR: Federal Acquisition Regulations.
14. Ferry Mission: A flight flown at the direction of the Government for the exclusive purpose of repositioning contractor aircraft from one airfield to another in support of specific tasking that is not within normal CFS support capability at the current airfield. Ferry missions will be scheduled and paid from chock to chock at the rate specified in the bid schedule. Ferry missions will not be included in the calculation of mission success rate. Employment hours may be used to ferry an aircraft at the discretion of the Government.
15. Final Scheduled Sorties: Final scheduled sorties are defined as the end of the month schedule after all Government cancellations have been subtracted and all add-on, replacement, and aborted missions are accounted for.
16. Flight Crew: Pilots.
17. Intercept Control: Intercept training will be conducted by weapons controller (WC) using the following methods of control.

17.1 Close Control - A level of control in which the WC will direct the aircrew to a final intercept solution, which will enable the aircrew to acquire and identify or engage a target aircraft. Standard intercept tactics will be used in accordance with MCM 3-1, Tactical Deployment Air Defense and AFR 11-214, Aircrew and Weapons Director Procedures for Air Operations.

17.2 Tactical Control - A level of control in which the WC will provide target positioning to the aircrew in a multi-target environment. The aircrew is responsible for tactics selection, navigational approach, and separation from the target.

17.3 Broadcast Control - A level of control in which the WC provides target positioning from one geographic location.

18. MAJCOM: Major Command such as ACC, PACAF, LANTFLT, PACFLT, or the ANG.
19. Mission Cancellation: A mission canceled or terminated at the initiation of the Government, or weather preventing the Contractor/Government from safely conducting the mission.

20. Mission Delay: Invoked by the Government prior to Contractor aircraft takeoff and is less than two hours. Delays that exceed two hours may become cancellations. Scheduling conflicts caused by mission delays will not adversely impact assessments of Contractor performance.
21. On Station Time (OST): The amount of time a CFS aircraft is flying and providing service in the scheduled operating area.
22. Operating Area: Airspace reserved for use by military and CFS aircraft to conduct services outlined in this SOW.
23. Operating Location: Civil airports or DOD bases where the Contractor positions aircraft, equipment, and personnel to provide services under this contract. Also known as the contractor's Normal Hub Location.
24. Program Aircraft: Aircraft maintained by the subcontractor that are available to the Townsend CRTC upon 3 working day prior notification. Aircraft shall be in a mission ready status at all times, configured with UHF radios, and other equipment as specified herein.
25. Quality Assurance Evaluator (QAE): A person or persons designated by the Contracting Officer to monitor the activities of the CFS contract for contract compliance.
26. Radar Cross Section (RCS): A radar signal return magnitude value of an aircraft referenced to a one squared meter sphere. RCS should be measured at 9.5 GHz.
27. Replacement Missions: Missions scheduled at the request of the Contractor and with the agreement of the Government as a substitute for an aborted mission. This mission must be scheduled and flown in the same month as the abort occurred. Every effort should be made to fly the mission in support of the same user that was impacted by the abort.
28. Scheduled Mission: A CFS mission which is scheduled by the Government (appropriate scheduling office) and appears on the published schedule that is valid on the first day of the month.
29. Simultaneous Presentations: The number of aircraft airborne at the same time providing the same or different type(s) of service.
30. RESERVED.
31. Special Mission Equipment/Electronic Warfare Operator (SME/EWO): Subcontractor personnel who are required and certified by the Contractor for airborne operation of aircraft internal and external mission support equipment specified in the schedule.
32. Standard Enroute Time: Normal amount of time exclusive of delays to proceed via the most direct routing to and from a scheduled operating area.
33. Time On Station: The designated time of arrival at the Initial Point (IP) or entry into the assigned operating area.
34. Weapons Controller (WC): An individual who directs/controls from a radar display the movements of aircraft conducting a military air-to-air, surface-to-air, or air-to-ground mission.
35. Weapons Director (WD): An individual who directs/controls from a radar display the movements of aircraft conducting a military air-to-air mission.
36. Weapons System Evaluation Program (WSEP): Ongoing program to test effectiveness of guided missiles when employed by operational aircrews under operational conditions.

4.2 Applicable Publications and Directives

Publication	**Title**
DOD 5200.2R	DOD Personnel Security Program
DODD 5500-7	Standards of Conduct
AFI 91-302	Air Force Occupational and Environmental Safety, Fire Protection, and Health (AFOSH) Standards

AFI 13-212 (Vol. 1, 2, 3)	Weapons Ranges (incl. ACC and Host Base Supplements thereto)
AFI 13-201	Air Force Airspace Management
AFI 10-1001	Civil Aircraft Landing Permits
AFI 10-1002	Agreement for Civil Aircraft Use of Air Force Airfields
AFR 55-22 (Vol. 1)	Contractor's Flight and Ground Operations
AFR 55-44	Performing Electronic Countermeasures in the United States and Canada
AFI 33-211	Communications Security (COMSEC) User Requirements
AFI 11-401	Flight Management
AFI 11-206	General Flight Rules
AFR 110-12	Status of Forces Policies, Procedures, Information
AFI 31-209	The Air Force Resource Protection Program
AFI 91-301	Air Force Occupational and Environmental Safety, Fire Protection and Health (AFOSH) Program
AFM 67-1 (Vol. 1)	Aviation Fuel and Oil Issues to Contract, Charter, and Civil Aircraft
AFMAN 23-220	Reports of Survey for Air Force Property
AFI 31-401	Managing the Information Security Program
AFI 31-101 (Vol. 1)	The Physical Security Program
MCM 3-1 (Vol. 14)	(S/NF) Mission Employment Tactics
ACCP 50-37	AWACS Multi-Service Procedures for Airborne Warning and Control Systems, Ground Based Air Defense Operations
MCR 50-75 (Vol. 2)	Ground Environmental Training Air Defense
AFR 11-214	Aircrew and Weapons Director Procedures for Air Operations
MCR 55-116	F-16 Pilot Operational Procedures
ACCR 127-1	Ground Safety Guidelines
ACCP 50-33	Electronic Warfare Operations in a Joint Environment
ACCR 55-58	Air Defense Command and Control Operations
ACCR 50-6	Electronic Counter Countermeasures for Command, Control and Communications
NWP 6-02.1	Multi-service Air-Air, Air-Surface, Surface-Air Brevity Codes (USAF publication AFJPAM 10-228)
FXP-2	Anti-Air Warfare
FXP-3	Anti-EW and ASW Warfare

5. STATEMENT OF WORK (APPROACH/METHODOLOGY/TASKS)

5.1. The Contractor shall provide professional, administrative, or technical services in support of each member's initiatives and assigned missions. The work effort is to provide the support required to achieve the desired degree of responsiveness essential to accommodate workload demands. Specific work shall include, but not be limited to the following:

5.1.1 Provision of Services: The Contractor shall acquire and provide aerospace platforms and service support as required to meet Townsend Range and the Savannah CRTC mission requirements, as specified in the individual Task Orders. The cost for all personnel including Program Manager, Pilot, and ground crew are included in the F-16 Flight Hour cost listed in Section B. The Task Orders will reference Schedule B of the contract to specify the type of asset(s) required. Services ordered under this contract to include but not limited to F-16 tactical aircraft. Section B may be modified, from time to time, to incorporate additional platforms/services when such services are required by customers or the Townsend Range, or are technologically, operationally, and safely available for use. Individual Task Orders may specify specific configuration of the platform/asset to include communications and navigation equipment, launchers and pylons, etc. The Contractor shall provide support to emulate or simulate realistic threat or target scenarios (both aggressor and friendly) to satisfy customer mission, training and/or

competency requirements. The Contractor shall provide air services to support the test/evaluation of customer products, operational procedures, training procedures, and effectiveness.

5.1.2 Assets: The Contractor shall provide fully functional aerospace platforms/services as set forth in Task Orders awarded under this contract to include, but not be limited to: appropriately staffed and licensed crews, properly maintained and operationally ready platforms, labor, material, and equipment (except that which is specifically identified as Government furnished) necessary to accomplish the mission, test and/or operation as set forth in the Task Orders. The aerospace platform/services shall be certified in accordance with applicable FAA regulations. Aerospace platforms shall be fully maintained and inspected by the Contractor in accordance with the inspection program, as set forth in the Contractor's certifications required by paragraph 1.3.1 above. All maintenance, preventive maintenance, and alterations shall be performed in accordance with the manufacturer's recommendations, requirements and applicable approved maintenance program.

5.1.3 Safety: The Contractor is solely responsible for the safety, security and operational capability of its aircraft.

5.1.4 License: The Contractor shall provide sufficient qualified, licensed and experienced personnel to ensure the required performance listed in this SOW, and in all Task Orders awarded under this contract. The contractor shall provide documentation/reports as specified in the respective Task Orders. In addition to the above and other requirements set forth herein, the Contractor shall comply with all generally accepted standards and practices of airmanship, training, and maintenance procedures. The contractor shall comply with all provisions of statutes, tenders of service, and contract terms that affect flight safety, as well as with all applicable FAA regulations, Airworthiness Directives, Orders, rules and standard promulgated under the Federal Aviation Act of 1958, as amended.

5.1.5 Inspection Program: All platforms provided hereunder shall be operationally sound and suited for the purpose set forth in the Task Orders awarded under this contract. The Contractor shall provide an FAA approved Quality Assurance and Inspection Program in accordance with either 14 CFR Part 135 and Part 91 or the Townsend Range Assurance Program to the Contracting Officer for all service, material, and work performed pursuant to the terms of this contract.

5.1.6 Instrument Flight Rules: All platforms shall be capable of complying with instrumentation flight rules. Individual Task Orders may have specific communication/navigation requirements.

5.1.7 FAA: The Contractor shall provide for all licenses required by the Federal Aviation Administration (FAA) and other Federal regulatory authorities as required for the safe operation of each type of asset proposed and ordered hereunder. The Contractor shall comply with and possess and maintain current all certifications required by 14 Code of Federal Regulations (CFR) Part 135 and/or 14 CFR Part 91. The Contractor shall also comply with all Department of Defense (DoD) requirements for operation of civilian platforms in support of military missions, tests, and/or operations. The Contractor shall submit to the Contracting Officer in accordance with (IAW) CDRL A009) the following: Defense Department (DD) Form 2400, Civil Aircraft Certificates of Insurance; DD Form 2401, Civil Aircraft Landing Permit; and DD Form 2402, Civil Aircraft Hold Harmless Agreement. These agreements, certificates, and any others required to support specific Task Orders, shall be maintained current throughout the life of the contract.

5.1.8 Public Use: When aircraft are flown in public use category, no passengers, equipment or supplies (either contractor oriented or Government oriented) are permitted in/on the platforms in use hereunder, with the exception of Townsend Range and Savannah CRTC personnel and support contractors, and their required equipment, supplies and materials as authorized by the Contracting Officer or the Contracting Officer's Representative (COR).

5.1.9 Special Equipment: Services ordered hereunder may require aircraft to be fitted with special equipment for the purposes of specific testing/operations. The cost of modifying aircraft to support special equipment will be reimbursed under the Other Direct Costs (ODC)-Materials/Additional Services contract line items/subcontract line items (CLINs/SLINs). The installation of any special equipment shall comply with all licenses, regulations and

policies of governing agencies (e.g., the FAA) and shall be done in such a manner that it does not disrupt the operational integrity of the aircraft onto which it is installed. The Contractor shall ensure that any additional licenses, certifications, or approvals that are identified within the Task Order as required based upon the nature and scope of the Task Order are obtained prior to execution of each mission, test and/or exercise. Special licenses, certifications and/or approvals that are required to be obtained based solely upon Government-unique requirements equipment, will be reimbursed under the ODC-Materials/Additional Services CLINS/SLINS.

5..1.10 Landing Permits: The contractor shall obtain all required clearances, landing permits, military installation access/licenses, etc., required based upon the specific mission, test and/or exercise as set forth in the Task Orders.

5.2 Other Information: Townsend Range and Savannah CRTC personnel are required to verify that Government assets are not available prior to ordering services under this contract. In the event that Government assets are available, no requirements will be identified or ordered under this contract. **All requirements are subject to the availability of funds.**

5.3 Applicability of Annexes: Annexes 1 through 3 are attached to the SOW and are made a part of this SOW. Annex 1 is the Townsend Range and Savannah CRTC requirements, which well be supported under this contract. Annex 2 is the Aircraft Performance and Technical Requirements. Annex 3 provides for the typical Government-Furnished Equipment (GFE) and facilities that will likely be provided to support test/missions, and/or operations conducted hereunder.

5.4 Applicable Documents: The Contractor shall adhere to the compliance documents as specified in the approved mission requirements. Latest revisions to the applicable documents, as well as other documents referenced in this SOW, shall apply. Commercial, industrial, and corporate specifications and standards should be used in lieu of military specifications and standards when available. Military specifications and standards, if required, should be used as guides, with tailoring described or called out in specific Task Orders.

5.5 Personnel Qualifications: Contractor shall ensure all personnel are current and possess the required certifications and training for the type of aircraft proposed to maintain, support and/or operate, prior to the execution of all Task Orders. The Contractor shall maintain current and up-to-date personnel records and utilize this information when arranging base access and area clearances. The Contractor shall provide all visas, passports and all other clearances required for personnel to support the test/missions and/or operations supported under this contract.

5.5.1 Contractor personnel who operate EA equipment under this contract shall be proficient in friendly and enemy EA tactics and techniques. Proficiency includes the following but is not limited to: graduation from a recognized US Military EW flight training course; experience as a crew member on a tactical fighter aircraft, strategic bomber aircraft or other radar or EW-capable military aircraft; at least one year of experience as an EA system operator for a private firm providing EA training support for military or, experience as a military weapons controller. A fully qualified Electronic Warfare Officer (EWO) shall be the operator of all internal EA suites during missions, tests and/or operations.

5.5.2 Contractor personnel shall meet the requisite experience, training, and education requirements for the positions for which they are employed during the mission, test and/or operation, and shall conform to all procedures established for their designated job categories. All personnel must speak fluent English and be readily identifiable as Contractor employees through appropriate attire, badges, etc. All personnel shall be fully rested and in appropriate physical condition to execute the mission, test and/or operation supported, and shall have sufficient flight time available to support the mission, test and/or operations stated in the Task Order. The Government reserves the right to request immediate removal of any personnel that are not qualified, fatigued or not otherwise fit, or who do not have sufficient flight time to support the mission, test and/or operation. This does not relieve the Contractor from providing sufficient staffing to support the mission, test and/or operation set forth in the Task Order. The Contractor shall provide required certifications, licenses, training, to substantiate the qualifications of personnel proposed to support each mission, test and/or operation ordered under this contract in this Task Order Plan (TOP).

5.5.3 The Contractor shall not employ any personnel who are employees of the US Government if the employment of that person would create a conflict of interest.

6. DELIVERABLES AND SCHEDULE

6.1. Deliverables. Any deliverable defined in this SOW shall be submitted under official company letterhead signed by a designated company representative. The cover letter shall be addressed to the customer's Technical Point of Contact unless otherwise directed. A copy shall be sent to the GHR CASU. The cover letter shall include as a minimum, the title of the applicable deliverable, date performed, and the appropriate contract number or purchase order number to which the deliverable applies.

6.2. List of deliverables

6.2.1 CDRL A001 – Qualification-Related Reports: The following shall be provided in draft form with the Contractor's proposal and in final form within 30 calendar days after contract award:

- Contractor Maintenance and Safety Plan/Program
- Contractor Quality Assurance Program
- Training Program and
- Operations and Maintenance Plan for Government- Furnished Aircraft.

6.2.2 CDRL A002 – Clearance Roster: To be provided with each Task Order Plan and updated quarterly unless otherwise requested by the Contracting Officer or COR. Include social security numbers, security clearances and date clearances are effective.

6.2.3 CDRL A003 – Service Status Report (SSR): To be provided within seven calendar days after the completion of each Task Order and shall delineate all services provided, by CLIN/SLIN as set forth in Section B herein, under each Task Order. Contractor shall delineate start/stop times for operational time and downtime separately. Copies of all Government issued AVCARD and/or IDENT-A-PLATE an associated fuel receipts shall accompany the SSR.

6.2.4 CDRL A004 – GFE Status Report: Upon completion of each Task Order, and every six months for Task/Delivery Orders with duration of more than six months, the contractor shall provide a report which inventories all GFE and lists its status/condition as operational. Requires maintenance (state type require), no longer required, etc. The report shall indicate where the GFE is located by facility, city and state.

6.2.5 CDRL A005 – Post mission, test and/or operation Summary Report: Submit within 10 calendar days after the completion of each mission, test and/or operation and include, as a minimum, the following:

- Lesson learned during the deployment germane to Contractor's ability to fulfill the requirements of the Task Orders;
- Outline facilities utilized and qualitatively assess their adequacy.
- Synopsis of flight operations conducted, problems encountered, corrective action taken, personnel involved, equipment utilized/provided for each mission, test and/or operation.

6.2.6 CDRL A006 – Accidents, Incidents and Hazards: The contractor shall report all Accidents, Incidents and Hazards (see DFARS 252.228-7005 and 252.223-7006) to the Contracting Officer within 24 hours of occurrence (notification may be initially telephonically, followed by a written notification provided under this CDRL). All required reports shall be completed and filed with appropriate authorities within 10 calendar days of occurrence or within the timeframe stated in appropriate statutes, regulations and policies if these timeframes are less than 10 calendar days. Copies of all reports shall be provided to the Contracting Officer under this CDRL.

6.2.7 CDRL A007 – Task Order Plan: See Section H of the contract.

6.2.8 CDRL A008 – OPSEC Plan.

6.2.9 CDRL A009 – Certifications. Licenses and Approvals: All Certifications. Licenses and approvals to include:

- Those required by 14 CFR Part 135 and/or 14 CFR Part 91 (as applicable based upon the type of aircraft proposed/awarded);
- Insurance certificates are required by Special Provision H1 herein:
- Pilots and air crew licenses
- Ground crew licenses; and
- All other certifications, licenses and approvals required to successfully execute the Contractor's proposed approach, and as required in individually negotiated and awarded Task Orders.

6.3 Documentation: Documentation developed under this contract shall be delivered as specified in individual Task Orders. Individual Task Orders will indicate the media type and quantity of copies; however, the Contractor shall possess the capability to deliver automated data in Microsoft Office applications.

7. PERFORMANCE STANDARDS AND QUALITY MEASUREMENT

7.1 The contractor will not be paid for unsuccessful mission time.

7.2 Aborted Mission: An unsuccessful mission caused by CFE malfunction, contractor personnel, or other contractor error that causes a mission to terminate with zero Successful Mission Time. (Applies to all contractor-operated and maintained aircraft and equipment under this contract, whether operating from a permanent operating site or deployed.) Regardless of how long the aircraft actually flies during an aborted mission, the contractor may not invoice any flight time accumulated during an aborted mission

7.3 Add-On: A mission added at the initiation of the Government after the weekly schedule has been published. If the contractor accepts additional tasking within the 24-hour window, the additional mission, if successful, will be added to the rating period final scheduled mission totals but, if unsuccessful, will not be considered a failed mission.

7.4 Allowable Delay Time: Allowable In-flight delays include FAA air traffic control delays, weather delays, or other similar delays not directly within the control of the contractor. The contractor will be paid for allowable flight delay time as part of enroute time.

7.5 Billable Flight Time: Aircraft flight operations from release of brakes for initial takeoff roll, until 5 minutes after touchdown on final landing, including Allowable Delay Time, and Successful Mission Time, but excluding Unsuccessful Mission Time and Unauthorized Delay Time. Billable time is measured to the nearest one tenth of an hour, computed using the chart presented in 4.1. Rounding to the nearest 5 minutes is not allowed.

8. RISKS AND CONSTRAINTS

8.1 The aerospace platform/services shall be certified in accordance with applicable FAA regulations. Aerospace platforms shall be fully maintained and inspected by the Contractor in accordance with the inspection program. All maintenance, preventive maintenance, and alterations shall be performed in accordance with the manufacturer's recommendations, requirements and applicable approved maintenance program.

8.2 The contractor will have a Civil Aircraft Hold Harmless Agreement.

8.3 Neither Government nor contractor shall be liable to the other for any special, indirect, or consequential losses or damages caused by or arising out of performance under the contract. Each Party shall indemnify, defend and hold harmless the other Party, its officers, employees, and agents from any claim, liability, damage, or loss for injury to or death of any employee of the indemnifying Party in the performance of the contract, unless caused by the gross negligence or intentional misconduct of the indemnified Party, its officers, employees, or agents.

9. KEY PERSONNEL REPLACEMENT AND SUBSTITUTION

9.1 Program Management: The Contractor shall provide the necessary program management/oversight and control of cost, schedule, and technical performance of all Task Orders. The Contractor shall designate a "Program Manager" who has the authority to and is responsible for the scheduling and assignment of Contractor aerospace assets and responded to Government approved Task Orders. This individual shall be the primary interface between the Contractor and the Government and shall be responsible for the overall performance under this contract. The Program Manager shall, as a minimum, be familiar with flight operations, the capability of aerospace assets, the status of all aerospace assets and crews, the "mechanics" of the Contractor's organization and the teaming arrangements structured to support this contract, and have the ability to effect all actions required under this contract. The Program Manager will only be replaced with concurrence of CRTC. The Program Manager is included in the F-16 Flight Hour cost.

9.1.1 Coordination Requirements: The Contractor shall provide a single point of contact (POC) to schedule and coordinate evolving deployment and operational requirements. This includes coordination of all maintenance, servicing, and logistical efforts to support field-testing, training, certifications, etc. air equipment and personnel inspection to assure conformance to test requirements; to ensure all required ground support equipment and facilities are available at operational locations. The Contractor shall provide all planning, scheduling of aerial refueling as required to meet test and/or training requirements. The Contractor shall provide air asset modification support.

9.2 E-mail Capability: Electronic mail shall be the primary form of communications and tasking. The Contractor shall have e-mail capability upon award of the contract.

10. SUBCONTRACTOR(S)

10.1. Consultants and subcontractors, including but not limited to, universities and colleges may be used if beneficial to the Government.

11. PERIOD OF PERFORMANCE

11.1. The period of performance shall be from date of award through 09/30/2008.

12. PLACE OF PERFORMANCE/LOCATION OF WORK

12.1 The primary location of performance will be the CRTC or will be delineated in each task order.

13. CONFIDENTIALITY

13.1. This project and all materials provided to the Contractor by the Government and results, conclusions and recommendations obtained thereof should be considered confidential in nature and treated with the same level of care that the Contractor treats its own confidential business information. The information shall not be disclosed, copied, modified, used (except in the completion of this project) or otherwise disseminated to any other person or entity at any time to include, but not limited to inclusion in any database external to the Government without the Government's express consent.

14. SECURITY/SECURITY CLEARANCES

14.1 Storage of Classified materials: The Contractor shall ensure the flight crew has the appropriate security clearances prior to the scheduling and execution of Task Orders. Although the Contractor hardware is expected to be unclassified, the Contractor will frequently handle, transport, generate, or dispose of classified documents and data onboard the aircraft and at operation sites in the normal performance of the contract. If Mode 4 Identification Friend or Foe (IFF) is installed, crypto logic clearances and storage requirements may also have to be met. Further, the Contractor's aircrew will be exercising classified aspects of front-line aircraft. The Contractor shall be accountable through its security program for safeguarding the classified information for which it and its employees are granted access. The Government will provide the appropriate type and quantity of approved classified SECRET material storage devices during deployments. Aside from deployments, the Contractor shall provide the appropriate type and quantity of approved classified SECRET material storage devices and destruction devices at each operating location set forth in the Task Order.

14.2 Air Crews proposed to support this effort shall, as a minimum, possess a SECRET security clearance. Deployable ground crews will posses as a minimum a CONFIDENTIAL security clearance. Specific Contractor security access requirements are outlined in the Contract Security Classification Specification, DD Form 254, for this contract.

14.3 The Contractor shall perform in accordance with the DoD Industrial Security Manual (DoD 5220.22M) and ensure that classified material is handled in accordance with the latest appropriate security classification specifications. Specific clearance requirements shall be further defined in specific Task Orders.

14.4 The Contractor shall provide an OPSEC (Operations Security) Plan (CDRL A008) and ensure all suppliers, subcontractors, consultants and personnel under its purview adhere to the terms of the plan. The Contractor shall provide OPSEC protection of all information (classified or unclassified) related to the missions, test and/or operations conducted under this contract. The Contracting Officer shall approve all release of information.

14.5 Visit Request: Clearances for Contractors to visit DoD activities will be accomplished by the COR.

15. SPECIAL REQUIREMENTS/INSTRUCTIONS/CONSIDERATIONS

15.1. No data provided to, or developed by, the contractor shall be used for any purpose other than this delivery order. All information (data files and hard copy) become the property of the government and the contractor shall return them to the Townsend Range and the Savannah CRTC at the completion of the task.

15.2. Equipment (i.e., computers, furniture, etc.) purchased as "other direct costs" under this contract are the property of the Government and shall be transferred to Townsend Range and the Savannah CRTC at the completion of the task.

16. TRAVEL AND OTHER DIRECT COSTS

16.1. All travel shall be in accordance with the Government's Joint Travel Regulation (JTR) or Federal Travel Regulation (FTR). Travel vouchers and supporting documents must be presented for payment within 10 days after completion of the travel.

16.2. Travel will be required as a condition of contractor performance. The number of trips and destination of required travel will be delineated in each tasking order.

16.3. The Government intends to include a reimbursable CLIN for travel, travel will delineated in each tasking order.

16.4. Trip Report. A trip report shall be submitted 10 days following the completion of required travel. Report shall include as a minimum, the purpose of the trip, date of travel, labor category and significant outcome of the trip.

17. **GOVERNMENT POINTS OF CONTACT**

17.1. Government point(s) of contact is.
Primary Client Representative
OIC Townsend Range - Savannah Combat Readiness Training Center (CRTC)
James W. O'Brien, LtCol, Ga. ANG
President ANG Range Council
P.O. BOX 220
Townsend, GA. 31331
DSN 860-3001/ 3007 Fax 3030
Comm: (912) 963-3001/ 3007 Fax 3030
Email: james.obrien@gacrtc.ang.af.mil
website at: https://www.gacrtc.ang.af.mil

Primary POC at RDECOM-AC
Contracting David.K.Hart@us.army.mil
Phone Number 410-278-2423
Fax # 410-306-3771 or 410-278-3280

POC at RDECOM-AC for MIPRs
Beverly McMillan
Phone Number 410-278-0850
Fax # 410-306-3740 or 410-278-3280

18. **NON-PERSONAL SERVICE STATEMENT**

18.1. Contractor employees performing services under this order will be controlled, directed, and supervised at all times by management personnel of the contractor. Contractor management will ensure that employees properly comply with the performance work standards outlined in the statement of work. Contractor employees will perform their duties independent of, and without the supervision of, any Government official. The tasks, duties, and responsibilities set forth in the task order may not be interpreted or implemented in any manner that results in any contractor employee creating or modifying Federal policy, obligating the appropriated funds of the United States Government, overseeing the work of Federal employees, providing direct personal services to any Federal employee, or otherwise violating the prohibitions set forth in Parts 7.5 and 37.1 of the Federal Acquisition Regulation (FAR). The Government will control access to the facility and will perform the inspection and acceptance of the completed work.

19. **PERSONNEL QUALIFICATIONS**

19.1. The contractor shall be responsible for employing technically qualified personnel to perform the work specified in this statement of work. The contractor shall maintain the personnel, organization, and administrative control necessary to ensure that the work delivered meets the contract specifications and requirements. The work history of each contractor employee must contain experience directly related to the task and functions he/she is intended to perform under this contract.

The Government reserves the right, during the life of the resulting contract, to request work histories on any contractor employee for the purposes of verifying compliance with the above requirements; additionally, the government reserves the right to review resumes of contractor personnel proposed to be assigned. Personnel

assigned to, or utilized by, the contractor in performance of work shall be fully capable of performing the contemplated functions of the respective labor categories in an efficient, reliable, and professional manner.

19.2. Specific Personnel Qualifications Requirements – Personnel required to perform the services set forth within this Statement of Work shall meet the minimum qualifications for the respective labor categories identified herein. Personnel assigned to or utilized by the contractor in the performance of this contract shall, as a minimum, be a United States Citizen, meet the experience, educational, or other background requirements set forth in the job description below and shall be fully capable of performing in an efficient, reliable, and professional manner.

19.2.1 Program Manager.

19.2.1.1 Prior military experience as pilot/aircrew in tactical aircraft.

19.2.1.2 Familiar with the type of aircraft being flown

19.2.1.3 Capable of operation in a high intensity environment

19.2.1.4 Available doing all planning and flight operations.

19.2.2 Pilot.

19.2.2.1 Shall have at least 250 hours combined experience in their respective positions in the type of aircraft being operated.

19.2.2.2 Shall have 1,500 hours total pilot time and have logged 100 hours PIC time in the past 12 months.

19.2.2.3 Shall have at least 10 takeoffs and 10 landings, and 50 hours in the type and model aircraft being operated.

19.2.2.4 Shall be IFR qualified

19.2.3 Ground Crew.

19.2.3.1 Individual maintenance personnel shall possess specialized technical expertise required to support the contractor's aircraft. All shall be trained to accomplish tasks such as aircraft towing, refueling/defueling, chaff loading/unloading, recovery, drone carriage and launch, and aircraft deicing, etc. using contractor-developed checklists. Where applicable, these individuals shall be Government-certified before performing such operations on military airfields and possess appropriate licenses if applicable. The Government will assist the contractor to obtain these qualifications and licenses.

"If the Contracting Officer questions the qualifications or competence of any person performing under this Statement of Work, the burden of proof to sustain that the person is qualified, as prescribed herein, shall be on the contractor."

19.3 General Personnel Qualification Requirements. Operations described herein are clearly "Commercial Operations", as defined in 14 CFR Part 1, and the contractor would therefore normally be certified under Part 135, "Air Taxi Operators and Commercial Operators". However, in view of the nature of the aircraft used and the flight services mission, and in recognition of the fact that the flight services aircraft under this contract are "Public Aircraft", 14 CFR Part 135 does not apply except as prescribed below. Nonetheless, 14 CFR Part 91 is applicable insofar as flight regulations are concerned, and the contractor is required to comply with applicable military flight regulations including base/station flight patterns/routes and ground handling procedures.

a. The contractor's pilots and aircrew members shall be scheduled in accordance with 14 CFR Part 135.267 criteria. Flight crew duty limitations shall apply to dual qualified personnel only on days that they are performing as pilots. Flight crews must be trained, qualified, and scheduled in accordance with FAA Part 135 rules. This applies even when contracted operations fall under FAA Part 91, or other FAA.

b. The contractor's pilot in command (PIC) has the final authority to determine whether an aircraft is airworthy, whether to launch or terminate a mission, and to deny boarding to anyone. PICs in aircraft shall have previous military tactical aircraft pilot designations, such as, but not limited to, fighter, attack, reconnaissance, electronic warfare, airborne early warning, or antisubmarine warfare, or a minimum of one year's experience in flying aircraft to provide training similar to this contract for the military.

c All crew members shall be familiar with mission responsibilities, contract requirements, and brevity code words and training rules specified in (ATP 1 B) AFI 11-214 and FAA Handbook 7610.4 (most current suffix).

d. Additional Standards for DoD Contract Air Operations under Federal Aviation Regulation Part 135 (Noncommuter) (Passenger) These requirements apply to scheduled passenger and cargo flights.

(1) A pilot-in-command (PIC) and SIC shall be used:

(a) For all fixed-wing, whole-plane charters, except for flights supporting US Army Corps of Engineers operations-only missions.

(b) If the aircraft certificate requires a two-pilot crew, or has seating configuration for ten or more passengers.

(c) When the aircraft is operated under IFR.

(2) The PIC and SIC (when required), shall have at least 250 hours combined experience in their respective positions in the type of aircraft being operated. Type (as defined in FAR 135.293b) means any one of a group of airplanes as determined by the FAA to have a similar means of propulsion, the same manufacturer, and no significantly different handling or flight characteristics. For helicopters, type (as defined in FAR 135.293b) means a basic make and model.

(a) The PIC's SIC time does not count towards the 250-hour requirement.

(b) The PIC shall have 1,500 hours total pilot time and have logged 100 hours PIC time in the past 12 months.

(c) The PIC shall have at least 10 takeoffs and 10 landings, and 50 hours in the type and model aircraft being operated.

(d) Float plane PICs must have at least 250 total hours in floatplane operations.

(3) The PIC and SIC (when required), shall be IFR qualified; i.e., both shall hold a commercial instrument rating for all DOD flights regardless of the weather or type of flight plan filed. (Not required for operations restricted to VFR only).

(a) Both pilots shall meet the currency requirements of FAR 135.247.

(b) The PIC shall have a current FAR 135.297 instrument proficiency check and a current FAR Part 135.293 competency check.

(c) The SIC shall have a current FAR 135.293 competency check to include as a minimum one precision approach, one nonprecision approach, and one missed approach. The SIC shall meet the instrument currency requirements of FAR 61.57(c).

(i) If the SIC is assigned to pilot only one type of aircraft for the DOD, that pilot shall meet the instrument requirements of this section in that type of aircraft.

(ii) If the SIC is assigned to pilot more than one type of aircraft for the DOD, that pilot shall meet the instrument requirements of this section in each type of aircraft and the check shall alternate between the different types of aircraft that the pilot operates for the DOD.

e. Personnel assigned to operate EA equipment shall be knowledgeable of friendly and enemy EA tactics and techniques.

f. Individual maintenance personnel shall possess specialized technical expertise required to support the contractor's fleet. All shall be trained to accomplish tasks such as aircraft towing, refueling/defueling, chaff loading/unloading, recovery, drone carriage and launch, tow target and reel loading/unloading, and aircraft deicing, etc. using contractor-developed checklists. Where applicable, these individuals shall be Government-certified before performing such operations on military airfields and possess appropriate licenses if applicable. The Government will assist the contractor to obtain these qualifications and licenses.

g. Personnel performing in-flight refueling operations shall have appropriate training and any necessary qualifications for their respective roles, i.e., either tanking or receiving fuel. In-flight refueling qualification/refresher training is the responsibility of the contractor.

h. The contractor shall provide real-time, person-to-person scheduling support 24 hours a day, seven days a week at permanent operations sites and at deployment sites. The contractor shall designate a point of contact (company dispatcher, duty officer) for rapid response after duty hours. The Contractor Representatives shall have authority to schedule and assign contractor aircraft and crews in response to Government requirements. The Contractor Representatives shall interface between the Government and the contractor and shall:

(1) maintain close liaison with SO in matters regarding contractor's aircraft.

(2) **report all aircraft accidents and incidents immediately, by the most expeditious means, to the Program Manager and Procuring Contracting Officer (PCO).**

(3) provide contractor flight crews with comprehensive mission information. This shall include all mission particulars in the initial scheduling pre-exercise message (PRE-EX) information provided by the unit receiving services, in addition to voice call information provided by the scheduling office;

(4) become familiar with applicable exercises in the Confidential Fleet Exercise Publication (FXP) and Allied Exercise Publication (AXP) Series publications; and, in turn, ensure that contractor flight crews are familiar with these exercises and other required regional operational instructions; and

(5) provide coordination between contractor representative at the various Government scheduling activities for the best utilization of contractor assets.

i. All contractor personnel shall comply with local policy and regulations while aboard any military installation. Contractor employees shall be readily identifiable as contract employees through appropriate attire and badges while performing services under this contract.

j. All contractor personnel who deal with any classified material shall have an appropriate security clearance. All contractor aircrews and any other personnel who, in the conduct of their normal work would be aboard the aircraft during a classified mission, including EA technicians, shall have SECRET security clearances.

19.4 <u>Additional Personnel Qualification Requirements</u>

a. Support System Operators (SSOs) shall be trained and certified for airborne equipment operation tasks assigned. When required, SSOs will be specified in relevant Delivery Orders or contract instructions for particular operations. Pilots may be trained and certified by the contractor to perform as SSOs. However, flight crew duty limitations will apply to dual qualified personnel only on days that they are performing as pilots.

b. Additional pilots and SSOs for deployments and operations may be specified in Delivery Orders and/or contract instructions.

c. Security Clearance. The contractor shall obtain SECRET security clearances from the Defense Investigative Service (DIS) for all pilots and SSOs. Other support personnel engaged in deployed operations require CONFIDENTIAL clearances. A secret facility clearance by DIS, and approved storage for occasional retention of small amounts of classified material is required for EW/EA techniques, test plans and flight briefing/debriefing materials. A DD Form 254 is required.

20. ORGANIZATIONAL CONFLICTS OF INTERESTS

20.1. The Contractor acknowledges that it is familiar with FAR Subpart 9.5, Organizational and Consultant Conflicts of Interest, and agrees to avoid, neutralize or mitigate such conflicts of interest in accordance with the principles set forth in the FAR.

20.2. If performance of any SOW requires the contractor (to include subcontractors) to supply technical support related to systems or projects with which the contractor is already directly concerned, either by prime or subcontract, the contractor shall so immediately inform the Contracting Officer. The SOW may be withdrawn if a conflict is found. The Contractor shall not undertake performance of any SOW which requires it to supply technical support regarding such systems until the notice is given, and written consent to proceed is issued by the Contracting Officer.

21. SUPPLEMENTARY AND/OR AGENCY SPECIFIC REGULATIONS

21.1. In accordance with FAR 8.404 (b), please indicate whether there are any FAR supplementary regulations or other agency specific regulations required to be included in this order/contract. If none, please indicate that no supplementary or agency specific regulations are required

22. GOVERNMENT FURNISHED EQUIPMENT/FACILITIES/SERVICES

22.1 Facilities: The Contractor shall assume that the Government is providing no facilities in support of this effort. If the Contractor desires to use Government facilities, a written request must be submitted to Townsend Range and the Savannah CRTC in sufficient time to affect an agreement between host unit/base commanders, etc.

22.2 Equipment: The Government will provide equipment as set forth in each Task Order. It will be solely the Government's decision and discretion to provide equipment to the Contractor.

22.3 Aircraft: The Government will make available to the contractor, in accordance with FAR 52-245-5 Government Property (Cost-Reimbursement, Time-and-Material, or Labor-Hour Contracts), additional/type aircraft that might be required to meet the requirements of CRTC.

22.4 Fuel Cards/Fuel: The Government will provide Aviation Cards (AVCARD) and IDENT-A-PLATES for aerospace platforms routinely employed under this contract. This will affect the use of Government-provided fuel. In the event that Government fuel is not authorized/available, the Government will order fuel under the cost-reimbursement CLINs set forth in Section B of the contract. AVCARDs and IDENT-A-PLATES are only authorized for use with the aircraft tail number they are issued against.

22.5 Annex 3 provides for the typical GFE and Facilities that will likely be provided to support test/missions and/or operations conducted under the contract.

22.6 In the event that the Government provides the aircraft, the appropriate clauses will be added to the contract if required. It is the Government's intent to provide spare parts as initial bench stock based upon availability. Otherwise, it is the Government's intent to allow the Contractor access to Government supply sources. Where parts are not available through Government supply sources, the Contractor will be authorized to acquire parts/materials and be reimbursed under the CLINs entitled Material/Additional Services. Should the Government require the Contractor to operate and maintain the aircraft as outlined in paragraph 2.4, then it is the Government's intent to provide GFE spare parts, etc.

22.7 When in the best interest of the Government, Townsend Range and the Savannah CRTC may make its best effort to provide access to the US Government Supply System for those military parts and components that are common to other aircraft or are still available in the inventory system as spare parts for the contractor's specific former military aircraft. To further assist in the acquisition of spare parts for former military aircraft, Townsend Range and the Savannah CRTC may provide assistance to the contractor in accessing surplus aircraft (operable and inoperable) and the respective ground support equipment and helping to locate and obtain spare parts and equipment not readily available on the civilian market. TOWNSEND RANGE AND THE SAVANNAH CRTC WILL NOT bear the burden of the expenses of these parts or the administrative burden to locate, obtain, and ship such parts. The Contractor shall prepay for any and all parts and administrative costs prior to TOWNSEND RANGE AND THE SAVANNAH CRTC ordering the requested parts. It shall be incumbent upon the Contractor to verify and validate the status of all items acquired that are tagged as Ready For Issue. Additionally, the Contractor shall be solely responsible for the tracking and control of any aircraft components identified as requiring Demilitarization.

52.237-9P03 **CONTRACTING OFFICER'S TECHNICAL REPRESENTATIVE (COTR) (JAN 1992) DSCP**

(a) A Contracting Officer Technical Representative (COTR) may be appointed to assist the contracting officer in administration of this contract.

(b) When the appointment of a COTR is deemed necessary, the contracting officer will issue a formal Letter of Appointment defining the scope and limitations of the authority of the designated COTR.
(c) In no event is the COTR authorized to direct any action which:

(1) Exceeds the scope or limitations specified in the Letter of Appointment; or

(2) Constitutes a change to the Statement of Work (SOW) or any other term or condition of the contract. Such changes may be authorized only upon written notification by the contracting officer.

(End of Provision)

ANNEX 1
Townsend Range and the Savannah Combat Readiness Training Center
Requirement

Townsend Range and the Savannah Combat Readiness Training Center have a requirement to provide fourth generation aircraft to meet the training requirements of the various agencies that train at the CRTC specifically F-16 tactical aircraft. The estimated requirement is between 800 and 1000 hours per year. The requirement is for a mix of single seat and dual seat aircraft, preferably at least a 50-50 split. The addition of dual-seat aircraft will enhance training efficiency and safety by having additional crew members and instructors on-board to assist in tactics development. Two-seat aircraft are also required to enable Electronic Warfare operator participation and provide for various Test and Evaluation missions.

Townsend Range and the Savannah CRTC has a requirement for Lead Specialist-Defense Analysis. The Lead Specialist-Defense Analysis will be responsible for the coordination and planning for all Large/Joint Force Exercises. Operational flight planning, aircraft tactics and knowledge of US East Coast air resource management and Joint military overland range capabilities are mandatory. Experience required with Military Flight Planning, Tanker Plans, Special Instructions, Communication Plans, Air Tasking Orders, Aircraft Instrumentation, and Joint Military tactics and procedures. Will be the single coordination node for planning Joint Training and Large Force Exercises. LFEs are complex Joint Training Exercises providing readiness training for Joint components of the USN, USAF, ANG and USMC. Ability to effectively liaison with Joint commands is critical to this position. Nominal LFE events encompass: 2-3 days, 12-20 sorties per event, Joint airframes (F-14, F-16, F-15, F/A-18, T-38,

EA-6B, KC-135, AWACS and JSTARS), AEGIS CG/DDGs. Red/Blue roles with next day reversals and CSAR. LFE Coordinator would support requested LFE training as requested by Townsend CRTC. Specific tasks associated with LFEs include: AIC training, area de-confliction, tanker planning, Joint Force liaison and OPFOR Air Coordination. Travel is required with possible short term underway periods warranted on naval vessels.

The Contractor will provide all requested services to participants of CRTC coordinated exercises. These services will allow the CRTC to expand its capacity by accommodating the overflow from its scheduled exercises, thereby enhancing the effectiveness and realism of its Integrated Training. These services include, but are not limited to, ramp and parking space, transportation for participant crews, lodging and meals, fueling of aircraft and other support as requested by CRTC.

The contractor will assist the CRTC in coordinating the use of outlying base for unit level training.

1.0 PURPOSE.

The objective of the F-16 mission is to provide effective state-of-the-art red airborne assets using tactics, EA, chaff, and communications jamming training or T&E support to each requesting unit. F-16 mission capable aircraft equipped with both EA pods and an internal EA suite will act as threat fighter/bomber aircraft employing differing levels of EA and flight maneuvers. The Government will make sufficient pods and internal ECM suites available to the contractor and will designate the specific mission requirements with enough notice to load any pod/suite configuration required under normal circumstances. The Government will maintain control of government provided equipment. The contractor shall maintain the GFE accessory and ancillary equipment required to support the GFE equipment. The contractor aircraft will become a target, engaged by airborne and/or ground or ship-based equipment.

The objective of the Lead Specialist-Defense Analysis is to plan and coordinate all large exercises associated with the Townsend Range and the Savannah CRTC.

The objective of providing services to participants of CRTC coordinated exercises is to allow the CRTC to expand its capacity by accommodating the overflow from its scheduled exercises, thereby enhancing the effectiveness and realism of its Integrated Training. These services include, but are not limited to, ramp and parking space, transportation for participant crews, lodging and meals, fueling of aircraft and other support as requested by CRTC.

2.0 SCOPE.

2.1 Fighter Aircraft. Continuation training may either be conducted simultaneously in different operating areas (local unit training) or concurrently in one operating area (exercise support).

2.2 Air, Ground or Sea Based Radar Units. Continuation training for weapons controllers may occur simultaneously with the fighter training mission or as specific designated missions. Required support may be either simultaneously in different operating areas (local unit support) or concurrently in one operating area (exercise support).

2.3 The following conditions apply:

2.3.1 Normal flying activity is conducted Monday through Saturday 0600-2200L. Some Sunday flying may also be required. Operations hours are the same as Monday through Saturday. Navy operations will vary with location.

2.3.2 Flying schedules are affected by many factors, e.g., weather, equipment availability, priority shifts, etc. The contractor must provide for weekend flying availability by his personnel, to include Saturdays and Sundays.

2.3.3 Each mission performed in conjunction with fighter aircraft shall require a minimum of one (1) target sortie to fly the required profiles. .

3.0 LOCAL UNIT TRAINING.

Contract aircraft will fly as much as possible with individual units. Thorough preflight coordination with the supported units will be performed to ensure that in-flight EA operations can be safely conducted. An extensive debriefing will be conducted to the maximum extent possible to achieve the degree of effectiveness this training is meant to accomplish. To meet this objective, the contractor aircrew will be available will be available for one hour after landing for debriefing participation.

4.0 MISSION EQUIPMENT/OPERATING TECHNIQUES ENHANCEMENT.

The contractor should be prepared, within the capabilities of the proposed F-16 mission aircraft, to adapt to upgrades or modifications of EA equipment, and employment of new operating techniques and technology in order to keep pace with mission requirements. This flexibility is essential for the F-16 internal EA equipped aircraft.

ANNEX 2

Aircraft Performance and Technical Requirements

1.0 AIRCRAFT PERFORMANCE.

Mission requirements as stated in Annex 1 of the work statement shall be met. All aircraft used for performance under this contract shall be certified, operated and maintained in accordance with applicable Federal Aviation Administration (FAA) regulations and directives, as well as factory recommended maintenance schedules and procedures. Contractor aircraft will be maintained under the Federal Aviation Regulations Part 135. Contractor aircraft may be certified and operated under 14 CFR Part 91 or under the "Public Use" sections of 14 CFR, subject to the limitations imposed by the Restricted Category Certificate as long as the restrictions do not preclude the aircraft from performing the mission as scheduled. The installation and approval of any special equipment required by the contract shall be in accordance with FAA regulations. All CFS aircraft shall be capable of flying in the same weather conditions as the aircraft they support. All aircraft shall have been originally manufactured and/or certified for transient flight through known or forecast icing conditions. The aircraft performance capabilities required to conduct the target missions described in ANNEX 1 of this SOW shall be as indicated below. .

1.3 F-16.

1.3.1 General capabilities:

1.3.1.2 Must have sufficient thrust to fly safely throughout the flight envelope while carrying two EA pods externally on dual hard points and achieving:

1.3.1.2.1 A service ceiling of at least 40,000 feet;

1.3.1.2.2 At least Mach 0.7 at 30,000 feet;

1.3.1.2.3 A Sea Level speed of at least 450 KIAS;

1.3.1.2.4 At least a 5.0 G sustained turn at corner velocity below 14,000 feet;

1.3.2 Have a radar cross section (RCS) equivalent to a small USAF fighter aircraft (i.e.; F-5, F-16). The RCS is measured at 9.5 GHz.

2.0 AIRCRAFT TECHNICAL REQUIREMENTS.

2.1 The Government will task the contractor to fly with EA/ACMI pods on his hard point equipped aircraft during the contract period.

2.2 Type 4 EA Mission.

2.2.1 The F-16 aircraft will be equipped with an internal ECM suite, and may be tasked to carry EA pods simultaneously. It shall be able to perform simultaneous radar and communications jamming against United States and Canadian fighter fire control radars. The contracted aircraft will primarily be F-16.

2.3 EA Subsystems for F-16 Aircraft.

2.3.1 Aircraft will have RWR gear.

2.3.2 Aircraft will be equipped with APG-66 radar.

2.3.3 Aircraft will have at least two hard points for installation of external pods if required

2.4 Accessory Equipment Required.

2.4.1 For purposes of situational awareness, a fire control radar detection capability to determine when the fighter passes aft the 3/9 line (3 o'clock or 9 o'clock position) abeam of contractor aircraft is required.

2.5 Communications Requirements.
2.5.1 RF bandwidth - military VHF and UHF frequencies.

2.6 Weather Radar Requirements. Weather radar is required for flight safety and detection of chaff corridors. In lieu of a weather radar system, this requirement may be met if the CFS aircraft has functional fire control radar, as listed above.

3.0 AIRCRAFT MISSION CONFIGURATIONS.
Aircraft configurations may be modified, within the operating limitations of the particular aircraft involved, to support specific user missions, e.g., EA pods or internal ECM configurations meeting specific EA air to air or intercept controller training requirements. Aircraft configuration will be spelled out in the tasking order. The organizations receiving training support will be advised of any problems that may exist in meeting specific system configuration requirements, during the scheduling process, along with available options for consideration.

ANNEX 3

Government Furnished Equipment and Facilities List

1.0 HOST TENANT AGREEMENTS.
It is not anticipated that a host tenant agreement will be required to authorize the use of equipment and facilities in support of this contract. If one is required the Contractor will then enter into a contract agreement with Townsend Range and the Savannah CRTC for the use of these items. It is anticipated that these items will not have any fees relating to their use in the support of this contract. All items of support will be listed on an individual basis.

1.1 Equipment furnished to the contractor to facilitate the performance of the CFS contract will be detailed in this ANNEX upon determination of host bases and government equipment to be made available.

1.2 Facilities made available to the contractor for occupancy during the performance of the contract will also be listed in this ANNEX.

2.0 EXTERNAL STORES SUPPORT.
The Contractor should anticipate supporting the following representative external stores: ALQ-188, ALQ-167, ULQ-21S, ACMI pod, AST 4, AST 6, chaff and chaff dispenser.

3.0 AIRCRAFT COMMON GROUND SUPPORT EQUIPMENT-OPERATIONAL HUB LOCATIONS.
3.1 GFE Support Equipment will be furnished at Operational Hub Locations in the event that the contractor bases his aircraft on a Government facility.

3.1.1 Equipment to be furnished to the contractor to facilitate the performance of the CFS is as follows:

3.1.2 External power unit, engine driven (MD-3 or equal). Capable of 28 VDC 175 amps continuous, 25-50 output cable with AN 2551 connector. Peak load is 2600 or 1350 amps depending upon which unit is available.

3.1.3 External hydraulic power unit (Mule), engine driven, single or multi-system. 3000 psi regulated to 6 GPM.
3.1.4 Wing/fuselage jacks, hydraulic, 10-ton, 27" tall, extendible to 59".
3.1.5 Tow vehicle, 5-10 ton.
3.1.6 Oxygen, servicing can, gaseous, breathing, high pressure.

3.1.7 Nitrogen servicing cart, high pressure.
3.1.8 Air compressor, type C-1, engine driven, low pressure (0-120 psi).
3.1.9 Maintenance stands, type C1, B1, B4, as required.
3.1.10 Floor crane, 6000 lb. capacity with boom height 8-12", boom length 41/2 - 8'.

3.2 Facilities offered to the contractor for occupancy during performance of this contract will include the following, as limited in the basic SOW.

3.2.1 Administrative Space.

3.2.2 Hanger space for assigned aircraft.
3.2.3 Ramp space for assigned aircraft.
3.2.4 Maintenance shop and parts storage

3.3 <u>Servicing Facilities</u> will include access to:
3.3.1 Battery shop, service 28 VDC lead-acid battery, or Ni-Cad batteries, as required.

3.3.2 Tire shop, tear down/replace nose and main tires, as required.

3.3.3 Hydraulic shop, fabricate flex lines and tubing, as required.

3.3.4 Sheet metal shop, loan of pneumatic and hand tools such as blind rivet gun, as required.
3.3.5 Equipment capable of "over the wing" defueling.

4.0 This equipment list may be modified to be more aircraft specific, if required. However, the replacement equipment will be on an item for item basis.

CLAUSES INCORPORATED BY FULL TEXT

AMCAC 52.0204-4001, IDENTIFICATION OF OZONE DEPLETING SUBSTANCES (OCT 1999)

a. The following required Class I Ozone Depleting Substances (ODS) have been identified and approved for use under performance of any resultant contract.

( ) None.

( ) (List any approved ODS requirements): ______________________________

____

____

b. If during performance of the contract, an approved Class I ODS is discovered, the contractor is encouraged to notify the contracting officer immediately.

c. The ODS restrictions apply to subcontracts as well.

AMCAC 52.0204-4002, CLASS I OZONE DEPLETING SUBSTANCES (OCT 1999)

a. Per Section 326 of Public Law 102-484, effective 1 Jun 93, specifications and standards cannot require the use of Class I ozone depleting substances (ODS) without approval. There are some cases where a specification or standard <u>allows</u> the use of an ODS, but does not specifically <u>require</u> its use. A situation

of this type does not require substitution under the law.

b. If this requirement allows, but does not require, the use of a Class I ODS, although it is not mandatory for the contractor to use a non-ODS substance, the contractor is encouraged to give preference to using the non-ODS choice.

AMCAC 52.0223-4001, OSHA STANDARDS (OCT 1999)

Contractor must comply with all applicable OSHA standards.

Section D - Packaging and Marking

CLAUSES INCORPORATED BY FULL TEXT

AMCAC 52.0247-4001, COMMERCIAL PACKAGING (AUG 1999)

Packaging of CLIN(s) 0002 and 0004 deliverables shall be in accordance with standard commercial practices which are necessary to prevent deterioration and damage due to hazards of shipping, handling and storage.

AMCAC 52.0247-4002, MARKING AND CONSIGNMENT INSTRUCTIONS (AUG 1999)

Marking and consignment instructions for military shipments shall conform to the current issue of MIL-STD-129 (Military Standard Marking for Shipment and Storage).

Section E - Inspection and Acceptance

INSPECTION AND ACCEPTANCE TERMS

Supplies/services will be inspected/accepted at:

CLIN	INSPECT AT	INSPECT BY	ACCEPT AT	ACCEPT BY
0001	Destination	Government	Destination	Government
0002	Destination	Government	Destination	Government
0003	Destination	Government	Destination	Government
0004	Destination	Government	Destination	Government
0005	Destination	Government	Destination	Government

CLAUSES INCORPORATED BY REFERENCE

52.246-6	Inspection--Time-And-Material And Labor-Hour	MAY 2001
52.246-25	Limitation Of Liability--Services	FEB 1997

Section F - Deliveries or Performance

DELIVERY INFORMATION

CLIN	DELIVERY DATE	QUANTITY	SHIP TO ADDRESS	UIC
0001	POP 03-APR-2006 TO 30-SEP-2008	N/A	N/A FOB: Destination	
0002	POP 03-APR-2006 TO 30-SEP-2008	N/A	N/A FOB: Destination	
0003	POP 03-APR-2006 TO 30-SEP-2008	N/A	N/A FOB: Destination	
0004	POP 03-APR-2006 TO 30-SEP-2008	N/A	N/A FOB: Destination	
0005	POP 03-APR-2006 TO 30-SEP-2008	N/A	N/A FOB: Destination	

CLAUSES INCORPORATED BY REFERENCE

52.242-15	Stop-Work Order	AUG 1989
52.247-34	F.O.B. Destination	NOV 1991

Section G - Contract Administration Data

CLAUSES INCORPORATED BY FULL TEXT

AMCAC 52.0242-4001, INSTRUCTIONS TO PAYING OFFICE AND AMINISTRATIVE CONTRACTING OFFICE (AUG 1999)

a. The Contracting Office representative is:

Name: David T. Culp

Organization Code: AMSRD-ACC-U

Telephone Area Code and Number: 410-278-5033

DSN: 278-5033

FAX: 410-278-5033

Email: david.culp@us.army.mil

b. Payment to the contractor shall be made in accordance with FAR Subpart 32.11, Electronic Funds Transfer.

c. Paying Office Information:

Telephone Inquiries: 1-800-756-4571

Section H - Special Contract Requirements

ORDERING PROCEDURE

The Government contemplates the following procedure for issuance of task orders under this contract:

- The Contracting Officer will send a request for quotation and a statement of work to the contractor.
- Within 10 days thereafter, the contractor will submit its quotation for the effort.
- The Government will evaluate the quotation and negotiate the price with the contractor, if necessary.
- The Government will issue the task order for the required effort.

KEY PERSONNEL

(a) Certain skilled, experienced, professional and/or technical personnel are essential for successful accomplishment of the work to be performed under this contract. These are defined as "Key Personnel" and are those persons whose resumes were submitted as part of the technical/business proposal for evaluation. The Contractor agrees to use said key personnel during the performance of this contract and that they shall not be removed from the contract work, replaced, or supplemented with additional personnel, unless authorized in accordance with this clause.

(b) If one or more of the key personnel, for whatever reason, becomes, or is expected to become, unavailable for work under this contract for a continuous period exceeding 30 work days, or is expected to devote substantially less effort to the work than indicated in the proposal or initially anticipated, the Contractor shall immediately notify the Contracting Officer and shall, subject to the concurrence of the Contracting Officer or his authorized representative, promptly replace such personnel with personnel of at least substantially equal ability and qualifications.

(c) The Contractor agrees that during the first one hundred and twenty (120) days of the contract performance period, no key personnel substitutions or additions shall be permitted unless such substitutions or additions are necessitated by an individual's sudden illness, death, or termination of employment. If any of these events occur, the Contractor shall promptly notify the Contracting Officer and provide the information required in paragraph (e) below. After the initial one hundred twenty (120) day period, proposed substitutions/additions of key personnel must be submitted in writing to the Contracting Officer via the Contracting Officer's authorized representative, if one has been appointed, thirty (30) days in advance of the proposed substitution or addition. Such requests must provide the information required by paragraph (e) below.

(d) All additional and substitute key personnel assigned to this contract must be approved prior to being assigned to work under this contract. Any proposed key personnel assigned to a task prior to approval shall be done at the sole risk of the Contractor and may not be reimbursable by the Government.

(e) Requests for approval of substitutions shall be in writing and shall provide a detailed explanation of the circumstances necessitating the proposed substitutions. The request must contain a complete resume for the proposed substitute, and any other information requested or needed by the Contracting

Officer to approve or disapprove the request. Proposed substitutes must have qualifications that are equal to or higher than the key personnel being augmented. The Contracting Officer or his authorized representative shall evaluate such requests and promptly notify the Contractor in writing whether the proposed substitution is acceptable.

(f) If the Contracting Officer determines that (1) suitable and timely replacement of key personnel who have been reassigned, terminated or have otherwise become unavailable for the contract work is not reasonably forthcoming, or (2) the resultant substitution would be so substantial as to impair the successful completion of the contract or the delivery order in accordance with the proposal accepted by the Government at time of contract award, the Contracting Officer may (1) terminate the contract for default or for the convenience of the Government, as appropriate, or (2) at his discretion, if he finds the Contractor at fault for the condition, equitably adjust the contract price downward to compensate the Government for any resultant delay, loss or damage.

(g) The provisions of this clause shall be fully applicable to any subcontract which may be entered into.

(End of Clause)

CLAUSES INCORPORATED BY FULL TEXT

AMCAC 52.0215-4005, CERTIFICATE OF CURRENT COST OR PRICING DATA (OCT 1999)

This is to certify that, to the best of my knowledge and belief, the cost or pricing data (as defined in Section 15.401 of the Federal Acquisition Regulation (FAR) and required under FAR Subsection 15.403-4) submitted, either actually or by specific identification in writing, to the Contracting Officer or to the Contracting Officer's representative in support of ____ *
are accurate, complete, and current as of ________________**.

This certification includes the cost or pricing data supporting any advance agreements and forward pricing rate agreements between the offeror and the Government that are part of the proposal.

____
FIRM

____
SIGNATURE

____
NAME

____
TITLE

____ ***
DATE OF EXECUTION

*Identify the proposal, request for price adjustment, or other submission involved, giving the appropriate identifying number (e.g., RFP No.).

**Insert the day, month, and year when price negotiations were concluded and price agreement was reached or, if applicable, an earlier date agreed upon between the parties that is as close as practicable to the date of agreement on price.

***Insert the day, month, and year of signing, which should be as close as practicable to the date when the price negotiations were concluded and the contract price was agreed to.

(End of Certificate)

AMCAC 52.0242-4003, GOVERNMENT-CONTRACTOR RELATIONSHIPS (SEP 1999)

a. The Government and the contractor understand and agree that the services to be delivered under this contract by the contractor to the Government are non-personal services and the parties recognize and agree that no employer-employee or master-servant relationships exist or will exist under the contract between the Government and the contractor and/or between the Government and the contractor's employees. It is therefore, in the best interest of the Government to afford the parties a full and complete understanding of their respective obligations.

b. Contractor personnel under this contract shall not:

(1) be placed in a position where they are appointed or employed by a Federal Officer, or are under the supervision, direction, or evaluation of a Federal Officer, Military or Civilian.

(2) be placed in a staff or policymaking position.

(3) be placed in a position of command, supervision, administration or control over DA Military or Civilian Personnel, or personnel of other contractors, or become a part of the Government organization.

(4) be used for the purpose of avoiding manpower ceilings or other personnel rules and regulations of DA or the Civil Service Commission.

(5) be used in administration or supervision of military procurement activities.

c. Employee Relationship:

(1) The services to be performed under this contract do not require the contractor or its employees to exercise personal judgment and discretion on behalf of the Government, but rather the contractor's employees will act and exercise personal judgment and discretion on behalf of the contractor.

(2) Rules, regulations, directions, and requirements that are issued by command authorities under their responsibility for good order, administration, and security are applicable to all personnel who enter the installation, or who travel on Government transportation. This is not to be construed or interpreted to establish any degree of Government control that is inconsistent with a non-personal services contract.

Section I - Contract Clauses

CLAUSES INCORPORATED BY REFERENCE

52.202-1	Definitions	JUL 2004
52.203-3	Gratuities	APR 1984
52.203-5	Covenant Against Contingent Fees	APR 1984
52.203-6	Restrictions On Subcontractor Sales To The Government	JUL 1995
52.203-7	Anti-Kickback Procedures	JUL 1995
52.203-8	Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activity	JAN 1997
52.203-10	Price Or Fee Adjustment For Illegal Or Improper Activity	JAN 1997
52.203-12	Limitation On Payments To Influence Certain Federal Transactions	SEP 2005
52.204-1	Approval of Contract	DEC 1989
52.204-2	Security Requirements	AUG 1996
52.204-4	Printed or Copied Double-Sided on Recycled Paper	AUG 2000
52.209-6	Protecting the Government's Interest When Subcontracting With Contractors Debarred, Suspended, or Proposed for Debarment	JAN 2005
52.211-15	Defense Priority And Allocation Requirements	SEP 1990
52.215-2	Audit and Records--Negotiation	JUN 1999
52.215-8	Order of Precedence--Uniform Contract Format	OCT 1997
52.215-10	Price Reduction for Defective Cost or Pricing Data	OCT 1997
52.215-11	Price Reduction for Defective Cost or Pricing Data--Modifications	OCT 1997
52.215-14 Alt I	Integrity of Unit Prices (Oct 1997) - Alternate I	OCT 1997
52.215-15	Pension Adjustments and Asset Reversions	OCT 2004
52.215-17	Waiver of Facilities Capital Cost of Money	OCT 1997
52.215-18	Reversion or Adjustment of Plans for Postretirement Benefits (PRB) Other than Pensions	JUL 2005
52.215-19	Notification of Ownership Changes	OCT 1997
52.215-20 Alt III	Requirements for Cost or Pricing Data or Information Other Than Cost or Pricing Data (Oct 1997) - Alternate III	OCT 1997
52.216-7	Allowable Cost And Payment	DEC 2002
52.216-24	Limitation Of Government Liability	APR 1984
52.219-8	Utilization of Small Business Concerns	MAY 2004
52.222-1	Notice To The Government Of Labor Disputes	FEB 1997
52.222-3	Convict Labor	JUN 2003
52.222-21	Prohibition Of Segregated Facilities	FEB 1999
52.222-26	Equal Opportunity	APR 2002
52.222-35	Equal Opportunity For Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans	DEC 2001
52.222-36	Affirmative Action For Workers With Disabilities	JUN 1998
52.222-37	Employment Reports On Special Disabled Veterans, Veterans Of The Vietnam Era, and Other Eligible Veterans	DEC 2001
52.222-41	Service Contract Act Of 1965, As Amended	JUL 2005
52.223-13	Certification of Toxic Chemical Release Reporting	AUG 2003
52.223-14	Toxic Chemical Release Reporting	AUG 2003
52.225-13	Restrictions on Certain Foreign Purchases	FEB 2006
52.226-1	Utilization Of Indian Organizations And Indian-Owned Economic Enterprises	JUN 2000
52.227-1	Authorization and Consent	JUL 1995

52.227-2	Notice And Assistance Regarding Patent And Copyright Infringement	AUG 1996
52.227-11	Patent Rights--Retention By The Contractor (Short Form)	JUN 1997
52.229-4	Federal, State, And Local Taxes (State and Local Adjustments)	APR 2003
52.230-1	Cost Accounting Standards Notices And Certification	JUN 2000
52.230-2	Cost Accounting Standards	APR 1998
52.230-3	Disclosure And Consistency Of Cost Accounting Practices	APR 1998
52.230-6	Administration of Cost Accounting Standards	APR 2005
52.232-7	Payments Under Time-And-Materials And Labor Hour Contracts	AUG 2005
52.232-8	Discounts For Prompt Payment	FEB 2002
52.232-9	Limitation On Withholding Of Payments	APR 1984
52.232-17	Interest	JUN 1996
52.232-23	Assignment Of Claims	JAN 1986
52.232-25	Prompt Payment	OCT 2003
52.232-33	Payment by Electronic Funds Transfer--Central Contractor Registration	OCT 2003
52.233-1	Disputes	JUL 2002
52.233-3	Protest After Award	AUG 1996
52.242-1	Notice of Intent to Disallow Costs	APR 1984
52.242-3	Penalties for Unallowable Costs	MAY 2001
52.242-13	Bankruptcy	JUL 1995
52.243-3	Changes--Time-And-Material Or Labor-Hours	SEP 2000
52.244-5	Competition In Subcontracting	DEC 1996
52.244-6	Subcontracts for Commercial Items	FEB 2006
52.245-5	Government Property (Cost-Reimbursement Time-And-Materials, Or Labor Hour Contracts)	MAY 2004
52.246-25	Limitation Of Liability--Services	FEB 1997
52.247-1	Commercial Bill Of Lading Notations	FEB 2006
52.248-1	Value Engineering	FEB 2000
52.249-6 Alt IV	Termination (Cost Reimbursement) (May 2004) - Alternate IV	SEP 1996
52.249-14	Excusable Delays	APR 1984
52.253-1	Computer Generated Forms	JAN 1991
252.201-7000	Contracting Officer's Representative	DEC 1991
252.203-7001	Prohibition On Persons Convicted of Fraud or Other Defense-Contract-Related Felonies	DEC 2004
252.204-7000	Disclosure Of Information	DEC 1991
252.204-7001	Commercial And Government Entity (CAGE) Code Reporting	AUG 1999
252.204-7002	Payment For Subline Items Not Separately Priced	DEC 1991
252.204-7003	Control Of Government Personnel Work Product	APR 1992
252.204-7004 Alt A	Central Contractor Registration (52.204-7) Alternate A	NOV 2003
252.209-7004	Subcontracting With Firms That Are Owned or Controlled By The Government of a Terrorist Country	MAR 1998
252.215-7000	Pricing Adjustments	DEC 1991
252.215-7002	Cost Estimating System Requirements	OCT 1998
252.223-7004	Drug Free Work Force	SEP 1988
252.225-7002	Qualifying Country Sources As Subcontractors	APR 2003
252.227-7011	Assignments	AUG 1984
252.227-7013	Rights in Technical Data--Noncommercial Items	NOV 1995
252.227-7014	Rights in Noncommercial Computer Software and Noncommercial Computer Software Documentation	JUN 1995

252.227-7016	Rights in Bid or Proposal Information	JUN 1995
252.227-7019	Validation of Asserted Restrictions--Computer Software	JUN 1995
252.227-7027	Deferred Ordering Of Technical Data Or Computer Software	APR 1988
252.227-7037	Validation of Restrictive Markings on Technical Data	SEP 1999
252.227-7039	Patents--Reporting Of Subject Inventions	APR 1990
252.231-7000	Supplemental Cost Principles	DEC 1991
252.235-7011	Final Scientific or Technical Report	NOV 2004
252.242-7004	Material Management And Accounting System	NOV 2005
252.243-7002	Requests for Equitable Adjustment	MAR 1998
252.244-7000	Subcontracts for Commercial Items and Commercial Components (DoD Contracts)	NOV 2005
252.245-7001	Reports Of Government Property	MAY 1994
252.247-7023	Transportation of Supplies by Sea	MAY 2002
252.247-7024	Notification Of Transportation Of Supplies By Sea	MAR 2000

CLAUSES INCORPORATED BY FULL TEXT

52.216-18 ORDERING. (OCT 1995)

(a) Any supplies and services to be furnished under this contract shall be ordered by issuance of delivery orders or task orders by the individuals or activities designated in the Schedule. Such orders may be issued from the date of contract award through 30 September 2008.

(b) All delivery orders or task orders are subject to the terms and conditions of this contract. In the event of conflict between a delivery order or task order and this contract, the contract shall control.

(c) If mailed, a delivery order or task order is considered "issued" when the Government deposits the order in the mail. Orders may be issued orally, by facsimile, or by electronic commerce methods only if authorized in the Schedule.

(End of clause)

52.216-19 ORDER LIMITATIONS. (OCT 1995)

(a) Minimum order. When the Government requires supplies or services covered by this contract in an amount of less than $10,000 (insert dollar figure or quantity), the Government is not obligated to purchase, nor is the Contractor obligated to furnish, those supplies or services under the contract.

(b) Maximum order. The Contractor is not obligated to honor:

(1) Any order for a single item in excess of $20,000,000;

(2) Any order for a combination of items in excess of $20,000,000; or

(3) A series of orders from the same ordering office within 10 days that together call for quantities exceeding the limitation in subparagraph (1) or (2) above.

(c) If this is a requirements contract (i.e., includes the Requirements clause at subsection 52.216-21 of the Federal Acquisition Regulation (FAR)), the Government is not required to order a part of any one requirement from the Contractor if that requirement exceeds the maximum-order limitations in paragraph (b) above.

(d) Notwithstanding paragraphs (b) and (c) above, the Contractor shall honor any order exceeding the maximum order limitations in paragraph (b), unless that order (or orders) is returned to the ordering office within 5 days after issuance, with written notice stating the Contractor's intent not to ship the item (or items) called for and the reasons. Upon receiving this notice, the Government may acquire the supplies or services from another source.

(End of clause)

52.216-21 REQUIREMENTS (OCT 1995)

(a) This is a requirements contract for the supplies or services specified, and effective for the period stated, in the Schedule. The quantities of supplies or services specified in the Schedule are estimates only and are not purchased by this contract. Except as this contract may otherwise provide, if the Government's requirements do not result in orders in the quantities described as "estimated" or "maximum" in the Schedule, that fact shall not constitute the basis for an equitable price adjustment.

(b) Delivery or performance shall be made only as authorized by orders issued in accordance with the Ordering clause. Subject to any limitations in the Order Limitations clause or elsewhere in this contract, the Contractor shall furnish to the Government all supplies or services specified in the Schedule and called for by orders issued in accordance with the Ordering clause. The Government may issue orders requiring delivery to multiple destinations or performance at multiple locations.

(c) Except as this contract otherwise provides, the Government shall order from the Contractor all the supplies or services specified in the Schedule that are required to be purchased by the Government activity or activities specified in the Schedule.

(d) The Government is not required to purchase from the Contractor requirements in excess of any limit on total orders under this contract.

(e) If the Government urgently requires delivery of any quantity of an item before the earliest date that delivery may be specified under this contract, and if the Contractor will not accept an order providing for the accelerated delivery, the Government may acquire the urgently required goods or services from another source.

(f) Any order issued during the effective period of this contract and not completed within that period shall be completed by the Contractor within the time specified in the order. The contract shall govern the Contractor's and Government's rights and obligations with respect to that order to the same extent as if the order were completed during the contract's effective period; provided, that the Contractor shall not be required to make any deliveries under this contract after 31 December 2008.

(End of clause)

52.222-2 PAYMENT FOR OVERTIME PREMIUMS (JUL 1990)

(a) The use of overtime is authorized under this contract if the overtime premium cost does not exceed $0 or the overtime premium is paid for work --

(1) Necessary to cope with emergencies such as those resulting from accidents, natural disasters, breakdowns of production equipment, or occasional production bottlenecks of a sporadic nature;

(2) By indirect-labor employees such as those performing duties in connection with administration, protection,

transportation, maintenance, standby plant protection, operation of utilities, or accounting;

(3) To perform tests, industrial processes, laboratory procedures, loading or unloading of transportation conveyances, and operations in flight or afloat that are continuous in nature and cannot reasonably be interrupted or completed otherwise; or

(4) That will result in lower overall costs to the Government.

(b) Any request for estimated overtime premiums that exceeds the amount specified above shall include all estimated overtime for contract completion and shall--

(1) Identify the work unit; e.g., department or section in which the requested overtime will be used, together with present workload, staffing, and other data of the affected unit sufficient to permit the Contracting Officer to evaluate the necessity for the overtime;

(2) Demonstrate the effect that denial of the request will have on the contract delivery or performance schedule;

(3) Identify the extent to which approval of overtime would affect the performance or payments in connection with other Government contracts, together with identification of each affected contract; and

(4) Provide reasons why the required work cannot be performed by using multishift operations or by employing additional personnel.

* Insert either "zero" or the dollar amount agreed to during negotiations. The inserted figure does not apply to the exceptions in paragraph (a)(1) through (a)(4) of the clause.

(End of clause)

52.252-2 CLAUSES INCORPORATED BY REFERENCE (FEB 1998)

This contract incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at this/these address(es):

LINKS TO ACQUISITION REGS:

http://www.arnet.gov/far/
http://farsite.hill.af.mil/

(End of clause)

Section J - List of Documents, Exhibits and Other Attachments

Exhibit/Attachment Table of Contents

Section J - Table of Contents

DOCUMENT TYPE	DESCRIPTION	PAGES	DATE
Attachment 1	DD Form 1423 CDRLs	6	8/30/06
Attachment 2	DD254 Contract Security Classification Specification	4	2/15/06
Attachment 3	DD Form 2402 Civil Aircraft Hold Harmless Agreement	2	8/2004

Section K - Representations, Certifications and Other Statements of Offerors

CERTIFICATIONS VIA ORCA

The contractor is encouraged to register in and provide representations and certifications via the Online Representations and Certifications (ORCA) at this website:

https://orca.bpn.gov/

It is not necessary to complete the representations and certifications in Section K herein if the contractor makes the certifications available through ORCA, and so notifies the Government in its proposal.

CLAUSES INCORPORATED BY FULL TEXT

52.203-11 CERTIFICATION AND DISCLOSURE REGARDING PAYMENTS TO INFLUENCE CERTAIN FEDERAL TRANSACTIONS (SEP 2005)

(a) The definitions and prohibitions contained in the clause, at FAR 52.203-12, Limitation on Payments to Influence Certain Federal Transactions, included in this solicitation, are hereby incorporated by reference in paragraph (b) of this Certification.

(b) The offeror, by signing its offer, hereby certifies to the best of his or her knowledge and belief that on or after December 23, 1989,--

(1) Federal appropriated funds have been paid or will be paid to any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress on his or her behalf in connection with the awarding of this contract.

(2) If any funds other than Federal appropriated funds (including profit or fee received under a covered Federal transaction) have been paid, or will be paid to any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress or an employee of a Member of Congress on his or her behalf in connection with this solicitation, the offeror shall complete and submit, with its offer, OMB standard form LLL, Disclosure of Lobbying Activities, to the Contracting Officer; and

(3) He or she will include the language of this certification in all subcontract awards at any tier and require that all recipients of subcontract awards in excess of $100,000 shall certify and disclose accordingly.

(c) Submission of this certification and disclosure is a prerequisite for making or entering into this contract imposed by section 1352, title 31, United States Code. Any person who makes an expenditure prohibited under this provision, shall be subject to a civil penalty of not less than $10,000, and not more than $100,000, for each such failure.

(End of provision)

52.204-5 WOMEN-OWNED BUSINESS (OTHER THAN SMALL BUSINESS) (MAY 1999)

(a) Definition. Women-owned business concern, as used in this provision, means a concern that is at least 51 percent owned by one or more women; or in the case of any publicly owned business, at least 51 percent of its stock is owned by one or more women; and whose management and daily business operations are controlled by one or more women.

(b) Representation. [Complete only if the offeror is a women-owned business concern and has not represented itself as a small business concern in paragraph (b)(1) of FAR 52.219-1, Small Business Program Representations, of this solicitation.] The offeror represents that it ( ) is a women-owned business concern.

(End of provision)

52.209-5 CERTIFICATION REGARDING DEBARMENT, SUSPENSION, PROPOSED DEBARMENT, AND OTHER RESPONSIBILITY MATTERS (DEC 2001)

(a)(1) The Offeror certifies, to the best of its knowledge and belief, that-

(i) The Offeror and/or any of its Principals-

(A) Are ( ) are not ( ) presently debarred, suspended, proposed for debarment, or declared ineligible for the award of contracts by any Federal agency;

(B) Have ( ) have not ( ), within a three-year period preceding this offer, been convicted of or had a civil judgment rendered against them for: commission of fraud or a criminal offense in connection with obtaining, attempting to obtain, or performing a public (Federal, state, or local) contract or subcontract; violation of Federal or state antitrust statutes relating to the submission of offers; or commission of embezzlement, theft, forgery, bribery, falsification or destruction of records, making false statements, tax evasion, or receiving stolen property; and

(C) Are ( ) are not ( ) presently indicted for, or otherwise criminally or civilly charged by a governmental entity with, commission of any of the offenses enumerated in paragraph (a)(1)(i)(B) of this provision.

(ii) The Offeror has ( ) has not ( ), within a three-year period preceding this offer, had one or more contracts terminated for default by any Federal agency.

(2) "Principals," for the purposes of this certification, means officers; directors; owners; partners; and, persons having primary management or supervisory responsibilities within a business entity (e.g., general manager; plant manager; head of a subsidiary, division, or business segment, and similar positions).

This Certification Concerns a Matter Within the Jurisdiction of an Agency of the United States and the Making of a False, Fictitious, or Fraudulent Certification May Render the Maker Subject to Prosecution Under Section 1001, Title 18, United States Code.

(b) The Offeror shall provide immediate written notice to the Contracting Officer if, at any time prior to contract award, the Offeror learns that its certification was erroneous when submitted or has become erroneous by reason of changed circumstances.

(c) A certification that any of the items in paragraph (a) of this provision exists will not necessarily result in withholding of an award under this solicitation. However, the certification will be considered in connection with a determination of the Offeror's responsibility. Failure of the Offeror to furnish a certification or provide such additional information as requested by the Contracting Officer may render the Offeror nonresponsible.

(d) Nothing contained in the foregoing shall be construed to require establishment of a system of records in order to render, in good faith, the certification required by paragraph (a) of this provision. The knowledge and information

of an Offeror is not required to exceed that which is normally possessed by a prudent person in the ordinary course of business dealings.

(e) The certification in paragraph (a) of this provision is a material representation of fact upon which reliance was placed when making award. If it is later determined that the Offeror knowingly rendered an erroneous certification, in addition to other remedies available to the Government, the Contracting Officer may terminate the contract resulting from this solicitation for default.

(End of provision)

52.215-6 PLACE OF PERFORMANCE (OCT 1997)

(a) The offeror or respondent, in the performance of any contract resulting from this solicitation, ( ) intends, ( ) does not intend (check applicable block) to use one or more plants or facilities located at a different address from the address of the offeror or respondent as indicated in this proposal or response to request for information.

(b) If the offeror or respondent checks "intends" in paragraph (a) of this provision, it shall insert in the following spaces the required information:

Place of Performance(Street Address, City, State, County, Zip Code)

Name and Address of Owner and Operator of the Plant or Facility if Other Than Offeror or Respondent

(End of provision)

52.219-1 SMALL BUSINESS PROGRAM REPRESENTATIONS (MAY 2004)

(a)(1) The North American Industry Classification System (NAICS) code for this acquisition is (insert NAICS code).

(2) The small business size standard is (insert size standard).

(3) The small business size standard for a concern which submits an offer in its own name, other than on a construction or service contract, but which proposes to furnish a product which it did not itself manufacture, is 500 employees.

(b) Representations. (1) The offeror represents as part of its offer that it ( ) is, ( ) is not a small business concern.

(2) (Complete only if the offeror represented itself as a small business concern in paragraph (b)(1) of this provision.) The offeror represents, for general statistical purposes, that it ( ) is, ( ) is not a small disadvantaged business concern as defined in 13 CFR 124.1002.

(3) (Complete only if the offeror represented itself as a small business concern in paragraph (b)(1) of this provision.) The offeror represents as part of its offer that it ( ) is, ( ) is not a women-owned small business concern.

(4) (Complete only if the offeror represented itself as a small business concern in paragraph (b)(1) of this provision.) The offeror represents as part of its offer that it ( ) is, ( ) is not a veteran-owned small business concern.

(5) (Complete only if the offeror represented itself as a veteran-owned small business concern in paragraph (b)(4) of this provision.) The offeror represents as part of its offer that it ( ) is, ( ) is not a service-disabled veteran-owned small business concern.

(6) (Complete only if the offeror represented itself as a small business concern in paragraph (b)(1) of this provision.) The offeror represents, as part of its offer, that--

(i) It ( ) is, ( ) is not a HUBZone small business concern listed, on the date of this representation, on the List of Qualified HUBZone Small Business Concerns maintained by the Small Business Administration, and no material change in ownership and control, principal office, or HUBZone employee percentage has occurred since it was certified by the Small Business Administration in accordance with 13 CFR part 126; and

(ii) It ( ) is, ( ) is not a joint venture that complies with the requirements of 13 CFR part 126, and the representation in paragraph (b)(6)(i) of this provision is accurate for the HUBZone small business concern or concerns that are participating in the joint venture. (The offeror shall enter the name or names of the HUBZone small business concern or concerns that are participating in the joint venture:____________.) Each HUBZone small business concern participating in the joint venture shall submit a separate signed copy of the HUBZone representation.

(c) Definitions. As used in this provision--

Service-disabled veteran-owned small business concern--

(1) Means a small business concern--

(i) Not less than 51 percent of which is owned by one or more service-disabled veterans or, in the case of any publicly owned business, not less than 51 percent of the stock of which is owned by one or more service-disabled veterans; and

(ii) The management and daily business operations of which are controlled by one or more service-disabled veterans or, in the case of a service-disabled veteran with permanent and severe disability, the spouse or permanent caregiver of such veteran.

(2) Service-disabled veteran means a veteran, as defined in 38 U.S.C. 101(2), with a disability that is service-connected, as defined in 38 U.S.C. 101(16).

"Small business concern," means a concern, including its affiliates, that is independently owned and operated, not dominant in the field of operation in which it is bidding on Government contracts, and qualified as a small business under the criteria in 13 CFR Part 121 and the size standard in paragraph (a) of this provision.

Veteran-owned small business concern means a small business concern--

(1) Not less than 51 percent of which is owned by one or more veterans (as defined at 38 U.S.C. 101(2)) or, in the case of any publicly owned business, not less than 51 percent of the stock of which is owned by one or more veterans; and

(2) The management and daily business operations of which are controlled by one or more veterans.

"Women-owned small business concern," means a small business concern --

(1) That is at least 51 percent owned by one or more women; in the case of any publicly owned business, at least 51 percent of the stock of which is owned by one or more women; and

(2) Whose management and daily business operations are controlled by one or more women.

(d) Notice.

(1) If this solicitation is for supplies and has been set aside, in whole or in part, for small business concerns, then the clause in this solicitation providing notice of the set-aside contains restrictions on the source of the end items to be furnished.

(2) Under 15 U.S.C. 645(d), any person who misrepresents a firm's status as a small, HUBZone small, small disadvantaged, or women-owned small business concern in order to obtain a contract to be awarded under the preference programs established pursuant to section 8(a), 8(d), 9, or 15 of the Small Business Act or any other provision of Federal law that specifically references section 8(d) for a definition of program eligibility, shall--

(i) Be punished by imposition of fine, imprisonment, or both;

(ii) Be subject to administrative remedies, including suspension and debarment; and

(iii) Be ineligible for participation in programs conducted under the authority of the Act.

(End of provision)

52.222-22 PREVIOUS CONTRACTS AND COMPLIANCE REPORTS (FEB 1999)

The offeror represents that --

(a) ( ) It has, ( ) has not participated in a previous contract or subcontract subject to the Equal Opportunity clause of this solicitation;

(b) ( ) It has, ( ) has not, filed all required compliance reports; and

(c) Representations indicating submission of required compliance reports, signed by proposed subcontractors, will be obtained before subcontract awards.

(End of provision)

52.222-25 AFFIRMATIVE ACTION COMPLIANCE (APR 1984)

The offeror represents that

(a) [ ] it has developed and has on file, [ ] has not developed and does not have on file, at each establishment, affirmative action programs required by the rules and regulations of the Secretary of Labor (41 CFR 60-1 and 60-2), or

(b) [ ] has not previously had contracts subject to the written affirmative action programs requirement of the rules and regulations of the Secretary of Labor.

(End of provision)

52.222-38 COMPLIANCE WITH VETERANS' EMPLOYMENT REPORTING REQUIREMENTS (DEC 2001)

By submission of its offer, the offeror represents that, if it is subject to the reporting requirements of 38 U.S.C. 4212(d) (i.e., if it has any contract containing Federal Acquisition Regulation clause 52.222-37, Employment Reports on Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans), it has submitted the most recent VETS-100 Report required by that clause.

(End of provision)

52.223-13 CERTIFICATION OF TOXIC CHEMICAL RELEASE REPORTING (AUG 2003)

(a) Executive Order 13148, of April 21, 2000, Greening the Government through Leadership in Environmental Management, requires submission of this certification as a prerequisite for contract award.

(b) By signing this offer, the offeror certifies that--

(1) As the owner or operator of facilities that will be used in the performance of this contract that are subject to the filing and reporting requirements described in section 313 of the Emergency Planning and Community Right-to-Know Act of 1986 (EPCRA) (42 U.S.C. 11023) and section 6607 of the Pollution Prevention Act of 1990 (PPA) (42 U.S.C. 13106), the offeror will file and continue to file for such facilities for the life of the contract the Toxic Chemical Release Inventory Form (Form R) as described in sections 313(a) and (g) of EPCRA and section 6607 of PPA; or

(2) None of its owned or operated facilities to be used in the performance of this contract is subject to the Form R filing and reporting requirements because each such facility is exempt for at least one of the following reasons: (Check each block that is applicable.)

( ) (i) The facility does not manufacture, process, or otherwise use any toxic chemicals listed in 40 CFR 372.65;

( ) (ii) The facility does not have 10 or more full-time employees as specified in section 313.(b)(1)(A) of EPCRA 42 U.S.C. 11023(b)(1)(A);

( ) (iii) The facility does not meet the reporting thresholds of toxic chemicals established under section 313(f) of EPCRA, 42 U.S.C. 11023(f) (including the alternate thresholds at 40 CFR 372.27, provided an appropriate certification form has been filed with EPA);

( ) (iv) The facility does not fall within the following Standard Industrial Classification (SIC) codes or their corresponding North American Industry Classification System sectors:

(A) Major group code 10 (except 1011, 1081, and 1094.

(B) Major group code 12 (except 1241).

(C) Major group codes 20 through 39.

(D) Industry code 4911, 4931, or 4939 (limited to facilities that combust coal and/or oil for the purpose of generating power for distribution in commerce).

(E) Industry code 4953 (limited to facilities regulated under the Resource Conservation and Recovery Act, Subtitle C (42 U.S.C. 6921, et seq.), 5169, 5171, or 7389 (limited to facilities primarily engaged in solvent recovery services on a contract or fee basis); or

( ) (v) The facility is not located within the United States or its outlying areas.

(End of clause)

52.226-2 HISTORICALLY BLACK COLLEGE OR UNIVERSITY AND MINORITY INSTITUTION REPRESENTATION (MAY 2001)

(a) Definitions. As used in this provision--

Historically black college or university means an institution determined by the Secretary of Education to meet the requirements of 34 CFR 608.2. For the Department of Defense, the National Aeronautics and Space Administration, and the Coast Guard, the term also includes any nonprofit research institution that was an integral part of such a college or university before November 14, 1986.

Minority institution means an institution of higher education meeting the requirements of Section 1046(3) of the Higher Education Act of 1965 (20 U.S.C. 1067k, including a Hispanic-serving institution of higher education, as defined in Section 316(b)(1) of the Act (20 U.S.C. 1101a)).

(b) Representation. The offeror represents that it--

( ) is ( ) is not a historically black college or university;

( ) is ( ) is not a minority institution.

(End of provision)

52.227-6 ROYALTY INFORMATION (APR 1984)

(a) Cost or charges for royalties. When the response to this solicitation contains costs or charges for royalties totaling more than $250, the following information shall be included in the response relating to each separate item of royalty or license fee:

(1) Name and address of licensor.

(2) Date of license agreement.

(3) Patent numbers, patent application serial numbers, or other basis on which the royalty is payable.

(4) Brief description, including any part or model numbers of each contract item or component on which the royalty is payable.

(5) Percentage or dollar rate of royalty per unit.

(6) Unit price of contract item.

(7) Number of units.

(8) Total dollar amount of royalties.

(c) Copies of current licenses. In addition, if specifically requested by the Contracting Officer before execution of the contract, the offeror shall furnish a copy of the current license agreement and an identification of applicable

claims of specific patents.

(End of provision)

52.230-1 COST ACCOUNTING STANDARDS NOTICES AND CERTIFICATION (JUN 2000)

Note: This notice does not apply to small businesses or foreign governments. This notice is in three parts, identified by Roman numerals I through III.

Offerors shall examine each part and provide the requested information in order to determine Cost Accounting Standards (CAS) requirements applicable to any resultant contract.

If the offeror is an educational institution, Part II does not apply unless the contemplated contract will be subject to full or modified CAS coverage pursuant to 48 CFR 9903.201-2(c)(5) or 9903.201-2(c)(6), respectively.

I. DISCLOSURE STATEMENT--COST ACCOUNTING PRACTICES AND CERTIFICATION

(a) Any contract in excess of $500,000 resulting from this solicitation will be subject to the requirements of the Cost Accounting Standards Board (48 CFR Chapter 99), except for those contracts which are exempt as specified in 48 CFR 9903.201-1.

(b) Any offeror submitting a proposal which, if accepted, will result in a contract subject to the requirements of 48 CFR Chapter 99 must, as a condition of contracting, submit a Disclosure Statement as required by 48 CFR 9903.202. When required, the Disclosure Statement must be submitted as a part of the offeror's proposal under this solicitation unless the offeror has already submitted a Disclosure Statement disclosing the practices used in connection with the pricing of this proposal. If an applicable Disclosure Statement has already been submitted, the offeror may satisfy the requirement for submission by providing the information requested in paragraph (c) of Part I of this provision.

CAUTION: In the absence of specific regulations or agreement, a practice disclosed in a Disclosure Statement shall not, by virtue of such disclosure, be deemed to be a proper, approved, or agreed-to practice for pricing proposals or accumulating and reporting contract performance cost data.

(c) Check the appropriate box below:

(1) Certificate of Concurrent Submission of Disclosure Statement.

The offeror hereby certifies that, as a part of the offer, copies of the Disclosure Statement have been submitted as follows: (i) original and one copy to the cognizant Administrative Contracting Officer (ACO) or cognizant Federal agency official authorized to act in that capacity (Federal official), as applicable, and (ii) one copy to the cognizant Federal auditor.

(Disclosure must be on Form No. CASB DS-1 or CASB DS-2, as applicable. Forms may be obtained from the cognizant ACO or Federal official and/or from the loose-leaf version of the Federal Acquisition Regulation.)

Date of Disclosure Statement: ______________________ Name and Address of Cognizant ACO or Federal Official Where Filed: ____________________________________

The offeror further certifies that the practices used in estimating costs in pricing this proposal are consistent with the cost accounting practices disclosed in the Disclosure Statement.

(2) Certificate of Previously Submitted Disclosure Statement.

The offeror hereby certifies that the required Disclosure Statement was filed as follows:

Date of Disclosure Statement: ______________________ Name and Address of Cognizant ACO or Federal Official Where Filed: ____________________________________

The offeror further certifies that the practices used in estimating costs in pricing this proposal are consistent with the cost accounting practices disclosed in the applicable Disclosure Statement.

(3) Certificate of Monetary Exemption.

The offeror hereby certifies that the offeror, together with all divisions, subsidiaries, and affiliates under common control, did not receive net awards of negotiated prime contracts and subcontracts subject to CAS totaling more than $50 million (of which at least one award exceeded $1 million) in the cost accounting period immediately preceding the period in which this proposal was submitted. The offeror further certifies that if such status changes before an award resulting from this proposal, the offeror will advise the Contracting Officer immediately.

(4) Certificate of Interim Exemption.

The offeror hereby certifies that (i) the offeror first exceeded the monetary exemption for disclosure, as defined in (3) of this subsection, in the cost accounting period immediately preceding the period in which this offer was submitted and (ii) in accordance with 48 CFR 9903.202-1, the offeror is not yet required to submit a Disclosure Statement. The offeror further certifies that if an award resulting from this proposal has not been made within 90 days after the end of that period, the offeror will immediately submit a revised certificate to the Contracting Officer, in the form specified under subparagraph (c)(1) or (c)(2) of Part I of this provision, as appropriate, to verify submission of a completed Disclosure Statement.

CAUTION: Offerors currently required to disclose because they were awarded a CAS-covered prime contract or subcontract of $50 million or more in the current cost accounting period may not claim this exemption (4). Further, the exemption applies only in connection with proposals submitted before expiration of the 90-day period following the cost accounting period in which the monetary exemption was exceeded.

II. COST ACCOUNTING STANDARDS--ELIGIBILITY FOR MODIFIED CONTRACT COVERAGE

If the offeror is eligible to use the modified provisions of 48 CFR 9903.201-2(b) and elects to do so, the offeror shall indicate by checking the box below. Checking the box below shall mean that the resultant contract is subject to the Disclosure and Consistency of Cost Accounting Practices clause in lieu of the Cost Accounting Standards clause.

( ) The offeror hereby claims an exemption from the Cost Accounting Standards clause under the provisions of 48 CFR 9903.201-2(b) and certifies that the offeror is eligible for use of the Disclosure and Consistency of Cost Accounting Practices clause because during the cost accounting period immediately preceding the period in which this proposal was submitted, the offeror received less than $50 million in awards of CAS-covered prime contracts and subcontracts. The offeror further certifies that if such status changes before an award resulting from this proposal, the offeror will advise the Contracting Officer immediately.

CAUTION: An offeror may not claim the above eligibility for modified contract coverage if this proposal is expected to result in the award of a CAS-covered contract of $50 million or more or if, during its current cost accounting period, the offeror has been awarded a single CAS-covered prime contract or subcontract of $25 million or more.

III. ADDITIONAL COST ACCOUNTING STANDARDS APPLICABLE TO EXISTING CONTRACTS

The offeror shall indicate below whether award of the contemplated contract would, in accordance with subparagraph (a)(3) of the Cost Accounting Standards clause, require a change in established cost accounting practices affecting existing contracts and subcontracts.

( ) YES ( ) NO

(End of clause)

252.209-7001 DISCLOSURE OF OWNERSHIP OR CONTROL BY THE GOVERNMENT OF A TERRORIST COUNTRY (SEP 2004)

(a) "Definitions."

As used in this provision --

(a) "Government of a terrorist country" includes the state and the government of a terrorist country, as well as any political subdivision, agency, or instrumentality thereof.

(2) "Terrorist country" means a country determined by the Secretary of State, under section 6(j)(1)(A) of the Export Administration Act of 1979 (50 U.S.C. App. 2405(j)(i)(A)), to be a country the government of which has repeatedly provided support for such acts of international terrorism. As of the date of this provision, terrorist countries subject to this provision include: Cuba, Iran, Libya, North Korea, Sudan, and Syria.

(3) "Significant interest" means --

(i) Ownership of or beneficial interest in 5 percent or more of the firm's or subsidiary's securities. Beneficial interest includes holding 5 percent or more of any class of the firm's securities in "nominee shares," "street names," or some other method of holding securities that does not disclose the beneficial owner;

(ii) Holding a management position in the firm, such as a director or officer;

(iii) Ability to control or influence the election, appointment, or tenure of directors or officers in the firm;

(iv) Ownership of 10 percent or more of the assets of a firm such as equipment, buildings, real estate, or other tangible assets of the firm; or

(v) Holding 50 percent or more of the indebtness of a firm.

(b) "Prohibition on award."

In accordance with 10 U.S.C. 2327, no contract may be awarded to a firm or a subsidiary of a firm if the government of a terrorist country has a significant interest in the firm or subsidiary or, in the case of a subsidiary, the firm that owns the subsidiary, unless a waiver is granted by the Secretary of Defense.

(c) "Disclosure."

If the government of a terrorist country has a significant interest in the Offeror or a subsidiary of the Offeror, the Offeror shall disclosure such interest in an attachment to its offer. If the Offeror is a subsidiary, it shall also disclose any significant interest the government of a terrorist country has in any firm that owns or controls the subsidiary. The disclosure shall include --

(1) Identification of each government holding a significant interest; and

(2) A description of the significant interest held by each government.

(End of provision)

252.225-7028 EXCLUSIONARY POLICIES AND PRACTICES OF FOREIGN GOVERNMENTS (APR 2003)

The Contractor and its subcontractors shall not take into account the exclusionary policies or practices of any foreign government in employing or assigning personnel, if--

(a) The personnel will perform functions required by this contract, either in the United States or abroad; and

(b) The exclusionary policies or practices of the foreign government are based on race, religion, national origin, or sex.

(End of clause)

252.247-7022 REPRESENTATION OF EXTENT OF TRANSPORTATION BY SEA (AUG 1992)

(a) The Offeror shall indicate by checking the appropriate blank in paragraph (b) of this provision whether transportation of supplies by sea is anticipated under the resultant contract. The term supplies is defined in the Transportation of Supplies by Sea clause of this solicitation.

(b) Representation. The Offeror represents that it:

____ (1) Does anticipate that supplies will be transported by sea in the performance of any contract or subcontract resulting from this solicitation.

____ (2) Does not anticipate that supplies will be transported by sea in the performance of any contract or subcontract resulting from this solicitation.

(c) Any contract resulting from this solicitation will include the Transportation of Supplies by Sea clause. If the Offeror represents that it will not use ocean transportation, the resulting contract will also include the Defense FAR Supplement clause at 252.247-7024, Notification of Transportation of Supplies by Sea.

(End of provision)

Section L - Instructions, Conditions and Notices to Bidders

COST PROPOSAL INSTRUCTIONS

The contractor will include estimated total prices for the entire ordering period for CLINs 0001, and use the Government-estimated values for CLINs 0003, 0004, and 0005 in the cost proposal.

For CLIN 0001, the contractor shall provide the breakout of the proposed rate. This should include:

- The contractor is authorized to propose a different rate for each company fiscal year in order to include reasonable labor escalation in the pricing. The contractor shall disclose the amount of escalation included per year.
- Direct labor rates for the individuals who will work under the contract and/or labor classifications to be utilized, with calculations showing the projections for the share of the time each category or individual is expected to work (contribute to the loaded rate). The time share information is needed to validate the weighted average the contractor requests the Government to accept as the authorized rate for CLIN 0001. The contractor should provide any available supporting information for these assumptions so that the Government can evaluate the proposed rates and negotiate them with the contractor as appropriate.
- Indirect rates applied to the weighted average labor charge, including the period to which each indirect rate applies (which must conform to the rate breakout discussed in the first bullet above) and an explanation of how the rates are applied (the base to which each indirect rate is applied). Request an explanation as to whether the proposed indirect rates represent negotiated forward pricing rates; whether they have been submitted for audit; and whether each rate has been audited.
- Profit rate included in the composite rate.

Request that the proposal advise whether the company has a POC at the Defense Contract Audit Agency, and if so, provide contact information for this individual.

Request that the contractor provide references for relatively recent Government contracts or orders, if any (within the last three years) including contact information for the responsible Government officials, contract numbers, amounts, dates, project names, etc. If Government contracts are not available, provide similar data for commercial efforts. The Government will utilize this information in preparation of the responsibility determination.

The contractor shall complete Attachment 3 cited in Section J, the DD Form 2402 Civil Aircraft Hold Harmless Agreement, and submit it to the Government is as part of the proposal.

CLAUSES INCORPORATED BY REFERENCE

52.204-6	Data Universal Numbering System (DUNS) Number	OCT 2003
52.204-7	Central Contractor Registration	OCT 2003
52.211-14	Notice Of Priority Rating For National Defense Use	SEP 1990
52.215-20 Alt III	Requirements for Cost or Pricing Data or Information Other Than Cost or Pricing Data (Oct 1997) - Alternate III	OCT 1997

CLAUSES INCORPORATED BY FULL TEXT

52.216-1 TYPE OF CONTRACT (APR 1984)

The Government contemplates award of a requirements contract with task orders to be issued on a time-and-materials basis contract resulting from this solicitation.

(End of clause)